Exhibit 10(j)

THIS DOCUMENT WAS PREPARED BY
AND IS TO BE RETURNED TO:

Susan C. Cox, Esq.
Jones Day
2727 N. Harwood Street
Dallas, TX 75201

SECOND AMENDED AND RESTATED LEASE AGREEMENT

Dated as of December 19, 2013

between

Wachovia Development Corporation,
as the Lessor,

and

Protective Life Insurance Company,
as the Lessee

THIS SECOND AMENDED AND RESTATED LEASE AGREEMENT AMENDS AND RESTATES THAT CERTAIN AMENDED AND RESTATED LEASE AGREEMENT DATED AS OF JANUARY 11, 2007, RECORDED IN LR 200701, PAGE 18463 IN THE PROBATE OFFICE OF JEFFERSON COUNTY, ALABAMA, WHICH AMENDED AND RESTATED THAT CERTAIN LEASE AGREEMENT DATED AS OF FEBRUARY 1, 2000, RECORDED AS INSTRUMENT NO. 200002/0944, IN THE PROBATE OFFICE OF JEFFERSON COUNTY, ALABAMA, AS PREVIOUSLY AMENDED.  THIS SECOND AMENDED AND RESTATED LEASE AGREEMENT IS ALSO A MORTGAGE AND SECURITY AGREEMENT BETWEEN THE LESSEE, PROTECTIVE LIFE INSURANCE COMPANY, AS MORTGAGOR AND DEBTOR, AND THE LESSOR, WACHOVIA DEVELOPMENT CORPORATION, AS MORTGAGEE AND SECURED PARTY, SECURING INDEBTEDNESS IN THE PRINCIPAL AMOUNT OF $75,000,000.  THE COLLATERAL SUBJECT TO THE SECURITY INTEREST INCLUDES PERSONAL PROPERTY THAT IS, OR MAY BECOME, FIXTURES ATTACHED TO THE REAL PROPERTY DESCRIBED IN THIS SECOND AMENDED AND RESTATED LEASE AGREEMENT.  THIS SECOND AMENDED AND RESTATED LEASE AGREEMENT SHOULD BE FILED AND RECORDED IN THE REAL ESTATE RECORDS AS A LEASE AND AS A MORTGAGE AND FIXTURE FILING.  WACHOVIA DEVELOPMENT CORPORATION SHOULD BE INDEXED AS THE GRANTOR OF THE LEASE AND THE GRANTEE (MORTGAGEE) OF THE MORTGAGE AND SECURITY INTEREST.  PROTECTIVE LIFE INSURANCE COMPANY SHOULD BE INDEXED AS THE GRANTEE OF THE LEASE AND THE GRANTOR (MORTGAGOR) OF THE MORTGAGE AND SECURITY INTEREST. THE MAILING ADDRESSES OF THE LESSEE (MORTGAGOR AND DEBTOR) AND THE LESSOR (MORTGAGEE AND SECURED PARTY) FROM WHICH INFORMATION CONCERNING THE SECURITY INTEREST MAY BE OBTAINED ARE SET FORTH ON THE SIGNATURE PAGES HEREOF AND A STATEMENT INDICATING THE TYPES, OR DESCRIBING THE ITEMS, OF COLLATERAL ARE AS DESCRIBED IN SECTION 26(d) HEREOF.

THIS INSTRUMENT IS FILED AND SHALL CONSTITUTE A FIXTURE FILING IN ACCORDANCE WITH THE PROVISIONS OF SECTION 7-9A-502(C) OF THE CODE OF ALABAMA.

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TABLE OF CONTENTS

EXHIBIT A	Description of Site

SCHEDULE 14	Insurance Requirements

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SECOND AMENDED AND RESTATED LEASE AGREEMENT

This Second Amended and Restated Lease Agreement dated as of December 19, 2013, (as the same may be amended, restated, modified or supplemented from time to time, this “Lease”) is between Wachovia Development Corporation, a North Carolina corporation (together with its successors and permitted assigns, the “Lessor”), and Protective Life Insurance Company, a Tennessee corporation (together with its successors and permitted assigns, the “Lessee”).  Capitalized terms used but not defined herein have the meanings given to such terms in Schedule 1.01 of that certain Second Amended and Restated Investment and Participation Agreement dated as of the date hereof (as the same may be amended, restated, supplemented, or otherwise modified from time to time, the “Investment Agreement”).

RECITALS

WHEREAS, pursuant to the Original Ground Lease, Wachovia Capital Investments, Inc. (“WCI”) acquired a ground lease of certain real property located in Jefferson County, Alabama, described in greater detail in Exhibit A, attached hereto and made a part hereof (the “Site”), and, pursuant to the Original Lease Documents, constructed and installed on the Site an annex office building and a related parking deck and related enhancements and improvements, including furniture, fixtures and equipment, all of which comprise the Facility; and

WHEREAS, WCI assigned 100% of its interest in the Original Lease Documents to Lessor pursuant to the terms of that certain Assignment and Assumption Agreement dated January 11, 2007 and in connection therewith, Lessor and Lessee amended and restated the Original Lease, the Original Investment Agreement, the Original Ground Lease and the Original Guaranty Agreement; and

WHEREAS, the Company has requested that the Original Lease be amended and restated in order to, among other things, extend the maturity date of the Original Lease; and

WHEREAS, in connection therewith, the Original Ground Lease and the Original Investment Agreement will be amended and restated; and

WHEREAS, in connection therewith Guarantor has also agreed to amend and restate the Original Guaranty Agreement to, among other things but subject to certain limitations, confirm and continue its guarantee of the obligations of the Company to the Lessor (for the ratable benefit of certain of the Lease Participants); and

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lessor and the Lessee agree as follows:

Section 1.              Defined Terms.

(a)           In this Lease, the terms “Lease,” “Lessee,” and “Lessor” shall have the meanings indicated above.

(b)           With respect to this Lease, the following terms shall have the following meanings:

(i)            “Facility” means the collective reference to (i) the Lessor’s leasehold interest in the Site, (ii) the Improvements, and (iii) all plans, specifications, warranties and related rights and operating, maintenance and repair manuals related thereto and all replacements of any of the above.

(ii)           “Facility Plan” means the “Facility Plan” as defined and used in the Original Lease Agreement.

(iii)          “Improvements” means, collectively, the building and nearby parking deck and related enhancements and improvements, including furniture, fixtures and equipment constructed or installed on the Site in accordance with the Facility Plan, together with all accessions thereto and replacements thereof, and together with all accessories, equipment, parts and devices under the Original Lease Documents, and all fixtures now or hereafter included in or attached to the Site, the building and such enhancements and improvements and modifications, but excluding the Site.

(iv)          “Site” means that certain real property located in Birmingham, Alabama, described in greater detail on Exhibit A to the Investment Agreement and the Lease.

(v)           “UCC” means the Uniform Commercial Code as in effect in the State of Alabama and any other jurisdiction whose laws may be mandatorily applicable.

Section 2.              Lease of Facility.

(a)           During the term of and subject to the terms and conditions of this Lease, the Lessor hereby leases to the Lessee, and the Lessee hereby leases from the Lessor, the Facility for the Lease Term to be occupied and used for and only for the Permitted Use with respect to the Basic Term.  The entire Facility shall become subject to this Lease as of the effective date hereof.

(b)           Unless earlier terminated in accordance with the other provisions hereof, including without limitation, Sections 15 and 17, this Lease shall terminate on the Scheduled Lease Termination Date.

(c)           The Lessee shall give to the Lessor written notice as provided below under the circumstances described below specifying its election as to which of the options under Section 15(a)(ii) of this Lease the Lessee intends to exercise upon the applicable Lease Termination Date:

(i)            in the case of a termination on the Scheduled Lease Termination Date, the Lessee shall give the Lessor notice of such election on any date that is not less than 9 months and no more than 18 months prior to the then current Scheduled Lease Termination Date; and

(ii)           if the Lessor (acting, in accordance with Section 9.02(f) of the Investment Agreement, of its own accord or at the direction of the Majority Funding Parties) elects to terminate this Lease due to a Limited Recourse Event of Default, the Lessee shall give the Lessor notice of such election within 5 Business Days of the date the Lessee receives such written notice of the Lessor’s election to terminate this Lease due to such Limited Recourse Event of Default.

(d)           In the event the Lessee fails to give timely written notice of such election to the Lessor on or before the dates herein provided, the Lessee shall be deemed to have elected to purchase the Facility on the Lease Termination Date for the Purchase Price.

Section 3.              Payments.

(a)           Basic Rent.  The Lessee shall pay to the Lessor on the Rent Payment Date for each Rental Period the amount of Basic Rent due for such Rental Period during the Basic Term.

(b)           Final Rent Payment.  On the earlier to occur of the Scheduled Lease Termination Date or the Option Date, Lessee shall pay to the Lessor the Final Rent Payment or, if the Company has elected to purchase the Facility, the Purchase Price.

(c)           Supplemental Rent.  In addition to Basic Rent and the Final Rent Payment, the Lessee will also pay to the Lessor, from time to time, within 10 Business Days after demand by the Lessor, or otherwise as and when due pursuant to the Operative Documents, as additional rent (“Supplemental Rent”) the following (but without duplication of any amounts included in the calculation of Rent):

(i)            all out-of-pocket costs and expenses reasonably incurred by the Lessor and the Administrative Agent in connection with the preparation, negotiation, execution, delivery, performance and administration of this Lease and the other Operative Documents, including, but not limited to, the following:

(A)          fees and expenses of the Lessor and the Administrative Agent, including, without limitation, reasonable attorneys’ fees and expenses and the fees and expenses for the Approved Appraisal, the Related Contracts, the Survey, the Environmental Assessment and the Title Policy;

(B)          all other amounts owing to the Lessor, the Administrative Agent, and the Lease Participants pursuant hereto or any other Operative Documents, including, without limitation, the Upfront Supplemental Rent, the Arranger’s Supplemental Rent and the Administrative Supplemental Rent payable pursuant to Section 2.02 of the Investment Agreement, and all fees, indemnities, expenses, compensation in respect of increased costs of any kind or description payable under the Investment Agreement or any other Operative Document;

(C)          all yield maintenance, capital adequacy and other costs contemplated under Article V of the Investment Agreement; and

(D)                               all out-of-pocket costs and expenses incurred by the Lessor or the Administrative Agent (and, in the case of clause (3) below, any Lease Participant) after the date of this Lease (including, without limitation, reasonable attorneys’ fees and expenses and other expenses and disbursements reasonably incurred) associated with (1) negotiating and entering into, or the giving or withholding of, any future amendments, supplements, waivers or consents with respect to this Lease; (2) any Loss Event, Casualty Occurrence or termination of this Lease; and (3) any Default or Event of Default and the enforcement and preservation of the rights or remedies of the Lessor under this Lease and the other Operative Documents and all reasonable costs and expenses incurred by the Lessor or the Administrative Agent or any of their affiliates in syndicating to Lease Participants on or about the Restatement Closing Date all or any part of its interests under the Operative Documents, including, without limitation, the related reasonable fees and out-of-pocket expenses of counsel for the Lessor, the Administrative Agent, or their affiliates, travel expenses, duplication and printing costs and courier and postage fees, and excluding any fees paid to the Lessor or any Lease Participant purchasing such an interest after the Restatement Closing Date; and

(ii)                                  all other amounts that the Lessee agrees herein to pay other than Basic Rent, the Final Rent Payment and amounts described in clause (i) above.

(d)                                 Computations.  All computations of Basic Rent shall be made by the Lessor on the basis of a year of 360 days (or, in the case of computations based on the Base Rate, 365/366 days), in each case for the actual number of days (including the first day but excluding the last day) occurring in the Rental Period for which such Basic Rent payments are payable. Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of Rent; provided, however, that if such extension would cause payment of Basic Rent to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

(e)                                  No Offsets.  This Lease is an absolute net lease, and Rent and all other sums payable by the Lessee hereunder shall be paid without notice except as otherwise expressly provided herein, and the Lessee shall not be entitled to any abatement, reduction, setoff, counterclaim, defense or deduction with respect to any Rent or other sums payable hereunder.  The obligations of the Lessee to pay Rent and all other sums payable hereunder shall not be affected by reason of: (i) any damage to, or destruction of, the Facility or any part thereof by any cause whatsoever (including, without limitation, fire, casualty or act of God or enemy or any other force majeure event); (ii) any condemnation, including, without limitation, a temporary condemnation of the Facility or any part thereof; (iii) any prohibition, limitation, restriction or prevention of the Lessee’s use, occupancy or enjoyment of the Facility or any part thereof by any Person (other than by the Lessor in violation of this Lease); (iv) any matter affecting title to the Facility or any part thereof; (v) any eviction of the Lessee from, or loss of possession by the Lessee of, the Facility or any part thereof, by reason of title paramount or otherwise (other than by the Lessor in violation of this Lease); (vi) any default by the Lessor hereunder or under any other Operative Document; (vii) the invalidity or unenforceability of any provision hereof or the impossibility or illegality of performance by the Lessor or the Lessee or both; (viii) any action of any Governmental Authority; or (ix) any other Loss Event, Casualty Occurrence or other cause or occurrence whatsoever, whether similar or dissimilar to the foregoing.  The Lessee shall remain obliged under this Lease in accordance with its terms and shall not take any action to terminate, rescind or avoid this Lease, except as expressly provided in Section 15, notwithstanding any bankruptcy, insolvency, reorganization, liquidation, dissolution or other proceeding affecting the Lessor or any action with respect to this Lease which may be taken by any trustee, receiver or liquidator or by any court.  The Lessee waives all rights to terminate or surrender this Lease, except as expressly provided in Section 15, or to any abatement or deferment of Rent or other sums payable hereunder.  The Lessee hereby waives any and all rights now or hereafter conferred by law or otherwise to modify or to avoid strict compliance with its obligations under this Lease.  All payments made to the Lessor hereunder as required hereby shall be final and irrevocable, and the Lessee shall not seek to recover any such payment or any part thereof for any reason whatsoever, absent manifest error.

(f)                                   Taxes.  Subject to the Lessee’s contest rights under Section 13, all payments of Rent and all other amounts to be paid by the Lessee hereunder to the Lessor shall be made without deduction for, and free from, any taxes, imposts, levies, duties, deductions or withholdings of any nature now or at any time hereafter imposed by any Governmental Authority or by any taxing authority thereof or therein imposed or levied upon, assessed against or measured by any Rent or other sums payable hereunder excluding taxes imposed on or measured by the net income or net worth of the Lessor or any Lease Participant and franchise taxes imposed on the Lessor or any Lease Participant, and any tax arising by reason of a connection between the Lessor or any Lease Participant or the jurisdiction of the Lessor or any Lease Participant or the Applicable Funding Office of the Lessor or any Lease Participant and the jurisdiction imposing such tax (all such non-excluded taxes, imposts, levies, duties, deductions or withholdings of any nature being “Taxes”).  In the event that the Lessee is required by applicable law to make any such withholding or deduction of Taxes with respect to any Rent or other amount, the Lessee shall pay such deduction or withholding to the applicable taxing authority, shall promptly furnish to the Lessor or such Lease Participant in respect of which such deduction or withholding is made all receipts and other documents evidencing such payment and shall pay to the Lessor or such Lease Participant additional amounts as may be necessary in order that the amount received by the Lessor  or such Lease Participant after the required deduction or withholding shall equal the amount the Lessor or such Lease Participant would have received had no such deduction or withholding been made.  In addition, the Lessee agrees that it will promptly pay all other Impositions imposed upon or levied or assessed against the Facility or any part thereof, or against the Lessor or any Lease Participant in connection with the transactions contemplated by this Lease and the other Operative Documents, or any sums levied in connection with the execution, delivery or recording of the Operative Documents, and will furnish to the Lessor or any Lease Participant upon request copies of official receipts or other proof evidencing such payment; provided, however, that the Lessee shall not be obligated to pay (i) any Impositions that are excluded from the definition of Taxes; or (ii) any Impositions attributable to the gross negligence or willful misconduct of the Lessor or any Lease Participant. The Lessee further agrees that, subject to its contest rights under Section 13, it will, at its expense, do all things required to be done by the Lessor in connection with the levy, assessment, billing or payment of any Impositions that it is required to pay pursuant to the preceding sentence, and is hereby authorized by the Lessor or any Lease Participant to act for and on its behalf in any and all such respects and to prepare and file, on behalf of the Lessor or any Lease Participant, all tax returns and reports required to be filed by the Lessor  or any Lease Participant (other than federal income tax returns and documents related thereto, subject to Section 25)

concerning the Facility.  The Lessee’s payment obligations under this Section 3(f) shall survive the termination of this Lease.  In the event that any withholding or deduction from any payment to be made by the Lessee hereunder is required in respect of any Imposition pursuant to any Governmental Requirement, then the Lessee will:

(i)                                     pay directly to the relevant Governmental Authority the full amount required to be so withheld or deducted;

(ii)                                  promptly forward to the Lessor, if available, an official receipt or other documentation satisfactory to the Lessor evidencing such payment to such Governmental Authority; and

(iii)                               pay to the Lessor or any Lease Participant, as applicable, such additional amount or amounts as is necessary to ensure that the net amount actually received by the Lessor or such Lease Participant will equal the full amount the Lessor or such Lease Participant would have received had no such withholding or deduction been required.

(g)                                  Payments to the Lessor; Payments to the Administrative Agent on Lessor’s Behalf.  The Lessee acknowledges and agrees that, pursuant to Section 10.02 of the Investment Agreement, Lessor and the Lease Participants have appointed the Administrative Agent to, among other things, receive on their behalf and for their account all payments which are otherwise to be made directly to Lessor or the Lease Participants, as applicable, under the Operative Documents and to disburse on behalf of Lessor all payments which are otherwise to be made by Lessor under the Operative Documents, and Lessee agrees that it shall pay all amounts due under this Lease to the Lessor or the Lease Participants directly to the Administrative Agent on the Lessor’s or Lease Participants’ behalf, as applicable, and for the Lessor’s or Lease Participants’ account, as applicable.  Receipt of any such payments by the Administrative Agent shall constitute constructive receipt thereof by the Lessor or the Lease Participants, as applicable.  All such payments required to be made to the Lessor shall be made not later than 1:00 P.M. Eastern Time, on the date due, in immediately available funds, to such account as the Lessor shall specify from time to time by notice to the Lessee.  Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, except as otherwise expressly provided herein or in the Investment Agreement, such payment shall be made on the next succeeding Business Day and such extension shall be included in computing Rent, interest, yield and fees, if any, in connection with such payment.

(h)                                 Default Rate.  The Lessee shall pay on demand to the Lessor interest at the Default Rate on all amounts payable by the Lessee to the Lessor hereunder or under the Operative Documents in respect of overdue principal of, Yield on, and other amounts owing in respect of all Rent and all other amounts payable under this Lease, the Investment Agreement or any of the other Operative Documents, from the due date thereof until paid in full.

Section 4.                                           Anti-Terrorism Laws.  Lessee shall, at its expense, comply with all Anti-Terrorism Laws and will comply in all respects with all terms and conditions set forth in the Investment Agreement relating to Anti-Terrorism Laws, all of which are incorporated herein by this reference.

Section 5.                                           Title to Facility.

(a)                                 Title to all components of the Facility is vested in and shall remain in the Lessor, and such components shall be subject to the terms and conditions of this Lease.

(b)                                 The Lessor shall own 100% of the ground lease of the Site and the legal and beneficial interest in the remainder of the Facility.  All accessories, equipment, parts, fixtures and devices affixed or placed on the Facility from time to time by the Lessee, other than “Excluded Equipment,” and all modifications, alterations, renovations or improvements to the Facility made by the Lessee shall be and become part of the Facility for the purposes of this Lease and shall be Property of the Lessor subject to the terms of this Lease; provided that the Lessor’s interest in any part of the Facility that is replaced by the Lessee pursuant to and as permitted by the terms of this Lease shall be deemed released from this Lease (and the Collateral) and thereupon become the Property of the Lessee automatically, without further action by the Lessor, and the Lessor shall perform all acts and execute all documents that the Lessee reasonably requests to give effect to the foregoing at the expense of the Lessee, including the execution and delivery of bills of sale and other documents of transfer.  This Lease shall not give or grant to the Lessee any right, title or interest in or to the Facility, except the rights expressly conferred by this Lease.  The term “Excluded Equipment” shall mean any computer equipment, telephone equipment, copier equipment, facsimile equipment or other office equipment which is (i) acquired by the Lessee with its own funds or leased under separate lease agreements from third party lessors and not acquired in whole or in part with the proceeds of Lessor Investments, and (ii) does not constitute a modification or replacement of or supplement or accession to any part of the Facility.

Section 6.                                           Permitted Use.  The Lessee shall not be permitted to use, or allow any approved subtenants to use, the Facility or any part of the Site or the Improvements for any use other than as a corporate office building and accompanying parking deck in compliance with all applicable Governmental Requirements and Insurance Requirements (the “Permitted Use”).

Section 7.                                           Maintenance of the Facility; Operations.

(a)                                 The Lessee shall, and it shall require and cause any and all employees, contractors, subcontractors, agents, representatives, affiliates, consultants and occupants at the Lessee’s own cost and expense to:

(i)                                     cause the Facility to be maintained in all material respects in good operating order, repair and condition, in accordance with prudent industry practice and any applicable manufacturer’s or supplier’s manuals or warranties, subject to normal wear and tear, and take all action, and make all changes and repairs, structural and non-structural, foreseen and unforeseen, ordinary and extraordinary, which are required pursuant to any Governmental Requirement or Insurance Requirement at any time in effect to assure full compliance therewith in all material respects; and

(ii)                                  do all things necessary to prevent the incurrence of any Environmental Damages or Environmental Liabilities relating to the Facility or any business conducted in or relating to the Facility or the Site, and cause the Facility to continue to have at all times, in all material respects, and in compliance with all applicable Governmental Requirements and Insurance Requirements, the capacity and functional ability to perform, on a continuing basis (subject to normal interruption in the ordinary course of business for maintenance, inspection, service, repair and testing) and in commercial operation, the functions for which it was designed as specified in the Facility Plan and to be utilized commercially for the Permitted Use.

(b)                                 The Lessee shall, and it shall require and cause any and all employees, contractors, subcontractors, agents, representatives, affiliates, consultants and occupants at the Lessee’s own cost and expense to, promptly replace, or cause to be replaced, any part of the Facility which may from time to time be incorporated or installed in or attached to the Facility, and which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair, obsolete or permanently rendered unfit for use for any reason whatsoever.  All replacement parts shall be free and clear of all Liens other than Permitted Liens, and, except for temporary accessions and replacement parts utilized pending installation of permanent replacement parts, shall be of a type customarily used in the industry at such time for such purpose, shall be in as good operating condition as, and shall have a utility and useful life at least equal to, the parts replaced (assuming such replaced parts were in the condition and repair required to be maintained by the terms hereof) and shall have a value at least equal to the parts replaced (assuming such replaced parts were in the condition and repair required to be maintained by the terms hereof).

(c)                                  Notwithstanding the provisions of Section 8 and the foregoing provisions of this Section 7, the Lessee shall not (except as may be required by any Governmental Requirement) remove, replace or alter any part of the Facility or affix or place any accessory, equipment, part or device on any part of the Facility, if such removal, replacement, alteration or addition would impair the originally intended function or use of the Facility so as to materially reduce the value of the Facility taken as a whole, or materially decrease the estimated useful life of the Facility.

(d)                                 The Lessor shall not be required in any way to maintain, repair or rebuild the Facility or any part thereof and the Lessee waives any right it may now or hereafter have to make any repairs at the expense of the Lessor pursuant to any Governmental Requirement at any time in effect or otherwise.

(e)                                  The Lessee shall, and it shall require and cause any and all employees, contractors, subcontractors, agents, representatives, affiliates, consultants and occupants at the Lessee’s own cost and expense to:

(i)                                     comply in all material respects with all applicable Environmental Requirements with regard to the Facility and all parts thereof; and

(ii)                                  use, employ, process, emit, generate, store, handle, transport, dispose of and/or arrange for the disposal of, any and all Hazardous Materials in, on or, directly or indirectly, related to or in connection with the Facility or any part thereof in a manner consistent with prudent industry practice and in compliance with any applicable Environmental Requirement.  The Lessor and the Lessee hereby acknowledge and agree that the Lessee’s obligations hereunder with respect to Environmental Requirements are intended to bind the Lessee with respect to matters and conditions involving the Facility or any part thereof.

Section 8.                                           Modifications.

(a)                                 The Lessee shall make no modifications, alterations, renovations or improvements to the Facility without the prior written consent of the Lessor, provided however, that subject to the terms of Section 8(b), the Lessee shall have the right to make modifications, alterations, renovations or improvements to the Facility so long as such modifications, alterations, renovations or improvements do not (except as may be required by any Governmental Requirement) (i) materially reduce the value of the Facility as a whole; (ii) materially and adversely affect the capacity and performance of the Facility on a continuing basis in commercial operation of the function for which the Facility was designed as specified in the Facility Plan; (iii) materially deviate from the Facility Plan; or (iv) materially and adversely affect the estimated useful life of the Facility.  Within 20 Business Days of the end of each calendar quarter, an Authorized Officer of the Lessee shall deliver to the Lessor a schedule certifying to the Lessor’s reasonable satisfaction: (x) the nature of the repairs, replacements, modifications, alterations, renovations or improvements to the Facility made during such quarter having a cost of at least $500,000 at the time made, and (y) that the Facility continues to have, in all material respects, the capacity and functional ability to perform on a continuing basis (subject to normal interruption in the ordinary course of business for maintenance, inspection, service, repair and testing) and in commercial operation, the functions for which it was designed as specified in the Facility Plan or, if not, specifying the reason for any such deficiency, including, without limitation, the occurrence and nature of any Loss Event or Casualty Occurrence with respect to the Facility.

(b)                                 If the Lessee determines that any part of the Facility is no longer necessary for the performance of the Facility on a continuing basis in commercial operation of the function for which the Facility was designed as specified in the Facility Plan, then the Lessee (except when such action or removal may be required by any applicable Governmental Requirement, in which event, the Lessee shall promptly give the Lessor notice of such action or removal) shall give the Lessor at least 30 days’ notice prior to taking any action as the result of such determination and shall not remove any such part unless and until the Lessor has determined that (i) such part is no longer necessary for the performance of the Facility on a continuing basis in commercial operation of the function for which the Facility was designed in all material respects as specified in the Facility Plan, (ii) removal of such part does not materially reduce the value of the Facility as a whole, and (iii) removal of such part does not materially decrease the estimated useful life of the Facility.  This Section 8(b) shall not apply to worn out or obsolete Property or damaged Property (to the extent such damage does not constitute a Casualty Occurrence or Loss Event) removed and replaced by the Lessee in accordance with Section 7(b).

Section 9.                                           Further Assurances.  The Lessee, at its expense, shall execute, acknowledge and deliver from time to time such further counterparts of this Lease or a memorandum of this Lease acceptable to the Lessor or such affidavits, certificates, certificates of title, bills of sale, financing and continuation statements, consents and other instruments as may be required by applicable law or reasonably requested by the Lessor in order to evidence the Lessor’s ground lease of the Site and title to the remainder of the Facility and the Lessor’s interests in this Lease, and shall, at the Lessee’s expense, cause such documents to be recorded, filed or registered in such places as the Lessor reasonably may request and to be re-recorded, refiled or re-registered in such places as may be required by applicable law or at such times as may be required by applicable law in order to maintain and continue in effect the recordation, filing or registration thereof.  The Lessor shall not grant or create any Lien on the Facility to any Person except Permitted Liens, Liens in favor of the Lessor (for itself and in trust for the Lease Participants) and Liens pursuant to this Lease, the Security Instruments and the other Operative Documents.

Section 10.                                    Compliance with Governmental Requirements and Insurance Requirements: Related Contracts.  The Lessee, at its expense, will comply with all Governmental Requirements applicable to the Facility or any part thereof or the ownership, construction, operation, mortgaging, occupancy, possession, use, non-use or condition of the Facility or any part thereof, all Insurance Requirements, and all instruments, contracts or agreements affecting title to ownership of the Facility or any part thereof.  In addition, the Lessee (as Lessee under this Lease or as Lessor’s agent in accordance with Section 8.30 of the Investment Agreement), so long as Lessor (acting, in accordance with Section 9.02(a) of the Investment Agreement, of its own accord or at the direction of the Majority Funding Parties) has not commenced the exercise of remedies under the Operative Documents, is hereby authorized by the Lessor to, and shall, fully and promptly keep, observe, perform and satisfy on behalf of the Lessor any and all obligations, conditions, covenants and restrictions of or on the Lessor or the Lessee under any and all Related Contracts so that there will be no default thereunder and so that the other parties thereunder shall be, and remain at all times, obliged to perform their obligations thereunder, and the Lessee, to the extent within its control, shall not permit to exist any condition, event or fact that could allow or serve as a basis or justification for any such Person to avoid such performance.

Section 11.                                    Condition and Use of Facility; Quiet Enjoyment.

(a)                                 THE FACILITY IS LEASED AND THE LESSEE ACCEPTS AND TAKES POSSESSION OF THE FACILITY AS IS, WHERE IS, AND WITH ALL FAULTS AND IN THE CONDITION THEREOF AND SUBJECT TO THE RIGHTS OF ANY PARTIES IN POSSESSION THEREOF, THE STATE OF THE TITLE THERETO, THE RIGHTS OF OWNERSHIP THEREIN AND SUBJECT TO ALL GOVERNMENTAL REQUIREMENTS NOW IN EFFECT OR HEREAFTER ADOPTED, IN EACH CASE AS IN EXISTENCE WHEN THE SAME FIRST BECOMES SUBJECT TO THIS LEASE, WITHOUT REPRESENTATIONS AND WARRANTIES OF ANY KIND AS TO TITLE BY THE LESSOR (OTHER THAN, AS TO THE LESSOR, THE ABSENCE OF ANY “LESSOR LIENS,” AS DEFINED IN SECTION 16(a) HEREOF), ANY LEASE PARTICIPANT OR ANY PERSON ACTING ON BEHALF OF ANY OF THEM.  THE LESSEE ACKNOWLEDGES AND AGREES THAT THE FACILITY HAS NOT BEEN CONSTRUCTED BY THE LESSOR, ANY LEASE PARTICIPANT, ARRANGER, OR ADMINISTRATIVE AGENT, THAT NONE OF THE LESSOR, ANY LEASE PARTICIPANT, ARRANGER, OR ADMINISTRATIVE AGENT HAS SUPPLIED ANY SPECIFICATIONS WITH RESPECT TO THE FACILITY AND THAT NONE OF THE LESSOR, ANY LEASE PARTICIPANT, ARRANGER, OR ADMINISTRATIVE AGENT (I) IS A VENDOR OF, OR MERCHANT OR SUPPLIER WITH RESPECT TO, ANY OF THE

PROPERTY COMPRISING THE FACILITY OR ANY PROPERTY OF SUCH KIND, (II) HAS MADE ANY RECOMMENDATION, GIVEN ANY ADVICE OR TAKEN ANY OTHER ACTION WITH RESPECT TO THE CHOICE OF ANY MANUFACTURER, SUPPLIER OR TRANSPORTER OF, OR ANY VENDOR OF OR OTHER CONTRACTOR, INCLUDING, WITHOUT LIMITATION, WITH RESPECT TO PROPERTY COMPRISING THE FACILITY, (III) HAS AT ANY TIME HAD PHYSICAL POSSESSION OF ANY SUCH PROPERTY, (IV) HAS MADE OR IS MAKING ANY WARRANTY, EXPRESS OR IMPLIED, RELATING TO THE FACILITY, INCLUDING WITHOUT LIMITATION, WITH RESPECT TO TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE, THE DESIGN, CONDITION, QUALITY OF MATERIAL OR WORKMANSHIP, CONFORMITY TO SPECIFICATIONS, FREEDOM FROM PATENT OR TRADEMARK INFRINGEMENT, ABSENCE OF ANY LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, WHETHER ARISING PURSUANT TO THE UCC OR ANY OTHER PRESENT OR FUTURE LAW OR OTHERWISE, OR COMPLIANCE WITH APPLICABLE PERMITS OR OTHER GOVERNMENTAL REQUIREMENTS, OR (V) SHALL BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING LIABILITY IN TORT, STRICT OR OTHERWISE).  IN THE EVENT OF ANY DEFECT OR DEFICIENCY OF ANY NATURE IN THE FACILITY OR ANY PROPERTY OR OTHER ITEM CONSTITUTING A PART THEREOF, WHETHER PATENT OR LATENT, NONE OF THE LESSOR, ANY LEASE PARTICIPANT, ARRANGER, OR ADMINISTRATIVE AGENT SHALL HAVE ANY RESPONSIBILITY OR LIABILITY WITH RESPECT THERETO.  THE PROVISIONS OF THIS SECTION 11 HAVE BEEN NEGOTIATED AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, BY THE LESSOR, THE LEASE PARTICIPANTS, ARRANGER, AND ADMINISTRATIVE AGENT WITH RESPECT TO THE FACILITY OR ANY PROPERTY OR OTHER ITEM CONSTITUTING A PART THEREOF, WHETHER ARISING PURSUANT TO THE UCC OR ANY OTHER LAW NOW OR HEREAFTER IN EFFECT.

(b)                                 The Lessor hereby assigns to the Lessee, until the occurrence of a Cancellation Event or Termination Event hereunder, the benefits in respect of any Vendor’s warranties or undertakings, express or implied, relating to the Facility (including any labor, equipment or parts supplied therewith), and, to the extent assignment of the same is prohibited or precludes enforcement of any such warranty or undertaking, the Lessor hereby subrogates the Lessee to its rights in respect thereof.  The Lessor hereby authorizes the Lessee, at the Lessee’s expense, to assert any and all claims and to prosecute any and all suits, actions and proceedings, in its own name or in the name of the Lessor, in respect of any such warranty or undertaking and, except during the continuance of an Event of Default, or after the occurrence of a Cancellation Event or Termination Event hereunder, to retain the proceeds received, and after the termination of this Lease or after the occurrence of a Cancellation Event or Termination Event, to pay the same in the form received (with any necessary endorsement) to the Lessor.

(c)                                  The Lessee may use the Facility for the Permitted Use provided that the value of the Facility is not diminished by any such use other than as a result of normal wear and tear in the ordinary course of business.  During the term of this Lease, the Lessor covenants that unless a Cancellation Event or a Termination Event has occurred and is continuing and except as may arise under a Permitted Lien or as may otherwise be contemplated under the Operative

Documents, the Lessor will not, and will not permit any party claiming by, through or under the Lessor to, interfere with the peaceful and quiet possession and enjoyment of the Facility by the Lessee; provided, however, that the Lessor and the Lease Participants and their respective successors, assigns, representatives and agents may, upon reasonable notice to the Lessee, enter upon and examine the Facility or any part thereof at reasonable times, subject to the provisions of Section 19; and provided further, however, that the Lessor is not hereby warranting the state or quality of the title to any part of the Facility.  Any failure by the Lessor to comply with the foregoing provisions of this Section 11(c) shall not give the Lessee any right to cancel or terminate this Lease, or to abate, reduce or make reduction from or offset against any Rent or other sum payable under this Lease or any other Operative Document, or to fail to perform or observe any other covenant, agreement or obligation hereunder or thereunder.  The Lessee will not do, or fail to do, or permit or suffer to exist any act or thing, which action or thing or failure might impair the value, use or usefulness of the Facility for the Permitted Use in accordance with the design of the Facility, ordinary wear and tear excepted.

Section 12.                                    Liens.  The Lessee will not directly or indirectly create, or permit to be created or to remain, and at the Lessee’s expense will discharge within 30 days of notice of the filing or assertion thereof, by bond, deposit or otherwise, any Lien upon the Lease or the Facility except (i) any Lien being contested as permitted by and in accordance with Section 13, or (ii) Permitted Liens.  The Lessor agrees that the Lessee shall have during the term of this Lease the exclusive right (so long as no Event of Default has occurred and is continuing) to grant, create or suffer to exist Permitted Liens in the ordinary course of business and in accordance with prudent industry practices, provided that the fair market value or use of the Facility or the applicable part thereof for the Permitted Use is not materially lessened thereby.  The Lessor agrees to execute such documents and take all other actions as shall be reasonably necessary, and otherwise to cooperate with the Lessee in connection with the matters described above, provided that all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Lessor in connection therewith shall be borne by the Lessee, and the Lessor shall not be required to execute any document that would, in the opinion of the Lessor, materially and adversely affect the value or use of the Facility or any part thereof for the Permitted Use or otherwise materially and adversely affect the transactions contemplated by the Operative Documents or the interests of the Lessor or the Lease Participants in the Facility or under the Operative Documents or otherwise.

(a)                                 The Lessor will not directly or indirectly create, or permit to be created or to remain, and will discharge, any Lien of any nature whatsoever on, in or with respect to, its interest in the Facility arising by or through it or its actions, except Permitted Liens.

(b)                                 The Lessee will not directly or indirectly sell, transfer, or otherwise dispose of its interest in the Facility.

Section 13.                                    Permitted Contests.  Notwithstanding any other provision of this Lease to the contrary, after prior written notice to the Lessor and provided there is no material risk of sale, forfeiture or loss of the Facility or any material part thereof, the Lessee may at its expense contest any Imposition which it is required to pay hereunder, by appropriate proceedings conducted in good faith and with due diligence, so long as such proceedings are effective to prevent the collection of such Imposition from the Lessor or the Lease Participants or against the

Facility or any part thereof (or if such amounts have been paid by the Lessee under protest in connection therewith); provided, however, that the actions of the Lessee, as authorized by this Section 13, shall be subject to the express written consent of the Lessor if such actions would subject the Lessor or any such Lease Participant or the Facility or any part thereof to any liability or loss not indemnified in full by the Lessee hereunder or any sanction, criminal or otherwise, for failure to pay any such Imposition.  The Lessee will pay, and save the Lessor and each such Lease Participant harmless against, all losses, Judgments and reasonable costs, including reasonable attorneys’ fees and expenses, in connection with any such contest and will, promptly after the final determination of such contest, pay and discharge the amounts which shall be imposed or determined to be payable therein, together with all penalties, costs and expenses incurred in connection therewith.  The Lessee shall prevent any foreclosure, judicial sale, taking, loss or forfeiture of the Facility or any part thereof, or any interference with or deductions from any Rent or any other sum required to be paid by the Lessee hereunder by reason of such nonpayment or nondischarge of an Imposition.  The Lessor shall cooperate with the Lessee in any contest and shall allow the Lessee to conduct such contest (in the name of the Lessor, if necessary) at the Lessee’s sole cost and expense; and the Lessee shall indemnify and hold the Lessor harmless from and against all liabilities, costs and expenses in connection with such contest.  The Lessee shall notify the Lessor of each such proceeding within 10 days after the commencement thereof, which notice shall describe such proceeding in reasonable detail.

Section 14.                                    Insurance, etc.

(a)                                 The Lessee will, at its own expense, purchase and maintain, or cause to be purchased and maintained throughout the term of this Lease, insurance with respect to its business and the Facility in accordance with the requirements of Schedule 14.

(b)                                 The Lessee shall bear all risk of loss (including any Loss Event or Casualty Occurrence), whether by casualty, theft, taking, confiscation or otherwise, with respect to the Facility or any part thereof, at all times during the term of this Lease until possession of the Facility has been accepted by the Lessor pursuant to Section 17.

(c)                                  So long as no Termination Event or Cancellation Event shall have occurred, any payments, whether constituting insurance proceeds, amounts paid by any Governmental Authority or otherwise, received by the Lessee or the Lessor upon the occurrence of any loss with respect to the Facility or part thereof (other than a Casualty Occurrence), whether as a result of casualty, theft, taking or other confiscation, shall be applied in payment for necessary repairs and replacement to the Facility in accordance with Section 7 or, to the extent the costs of such repairs and replacement shall have been paid by the Lessee, to reimburse the Lessee.  The Lessee shall be entitled to retain any excess funds remaining after necessary repairs and replacements have been completed and all costs therefor paid in full.  Upon the occurrence of any Termination Event or Cancellation Event, the Lessor shall be entitled to receive and retain any such payments for application to the obligations of the Lessee hereunder.

(d)                                 Upon a Casualty Occurrence, the Lessee shall give prompt notice thereof to the Lessor and shall within 60 days of the date of such Casualty Occurrence either (i) offer to purchase the whole of the Facility for the Purchase Price as provided in Section 15(b)(ii), or (ii) provide the Lessor with a replacement plan acceptable to the Lessor setting forth how the Lessee shall replace, or cause to be replaced, at the Lessee’s own cost and expense, in no event later than the Scheduled Lease Termination Date such part of the Facility that is the subject of a Casualty Occurrence in accordance with this Section 14(d) and Section 7.  If the Lessee chooses the option set forth in clause (ii) of the preceding sentence, within the later to occur of (x) 60 days after the date of the Casualty Occurrence and (y) satisfaction of all applicable Governmental Requirements, and obtaining all authorizations of Governmental Authorities, required therefor (but in no event later than 180 days after the date of the Casualty Occurrence), the Lessee shall have commenced repairs or replacements as specified in the replacement plan and shall thereafter proceed diligently with such repairs and replacements to completion.  After completion of the repairs and replacements, the Lessee shall demonstrate to the satisfaction of the Lessor that operations, capacity and production from the Facility have been restored to the standards existing prior to such Casualty Occurrence.

(e)                                  All replacement Property of the Facility (other than temporary replacement parts and equipment installed pending installation of permanent replacement Property) installed pursuant to Section 14(d) shall be free and clear of all Liens except Permitted Liens, and shall be in as good operating condition as, and shall have a value and utility at least equal to, the Property replaced immediately prior to the Casualty Occurrence to which such Property was subject.  For purposes of this Lease (including without limitation Section 14(d) and Section 7), the Funded Amount and book value of the replacement Property shall be deemed to equal the Funded Amount and book value of the part(s) replaced thereby.  All Property of the Facility at any time removed from this Lease pursuant to Section 14(d) and Section 7 shall remain the property of the Lessor, no matter where located, until such time as insurance proceeds have been received by the Lessor at least equal to the book value of such part of the Facility or such part shall be replaced by suitable items that have been incorporated or installed on or attached to the Facility and that meet the requirements specified above.  Immediately upon any permanent replacement Property becoming incorporated or installed on or attached to the Facility as provided above, without further act, such permanent replacements shall become subject to this Lease and be deemed part of the Facility for all purposes hereof to the same extent as any other parts of the Facility.  All amounts of insurance proceeds for Property losses and all other proceeds (whether resulting from damage or destruction or from condemnation, confiscation or seizure) relating to the Facility shall be held and released, together with accrued interest thereon, as hereinafter provided.  So long as a Cancellation Event or Termination Event shall not have occurred, and provided that the Lessor shall have received a written application of the Lessee accompanied by a certificate of an Authorized Officer of the Lessee showing in reasonable detail the nature of any necessary repair, rebuilding and restoration, the actual cash expenditures necessary for such repair, rebuilding and restoration, the expected total expenditures required to complete such work and evidence that sufficient funds are or will be available to complete such work on a timely basis (such certificate to be acceptable to the Lessor in all respects), then the amount of such proceeds, together with accrued interest thereon, shall be released by the Lessor immediately upon receipt of such certification or, if applicable, from time to time on the last Business Day of each month during the period of repair, rebuilding and restoration in payment therefor against presentation to the Lessor of a certificate executed by an Authorized Officer of the Lessee to the effect that expenditures have been made, or costs incurred, by or for the account of the Lessee or are reasonably anticipated to be made during the immediately following one month period in a specified amount for the purposes of making repairs, rebuilding and restoration in the amounts specified, that no Event of Default, Cancellation Event or Termination

Event exists and all conditions precedent herein provided relating to such withdrawal and payment have been satisfied.  Upon the occurrence of any Termination Event or Cancellation Event, the Lessor shall be entitled to retain all such proceeds for application to the obligations of the Lessee hereunder.

(f)                                   If any Loss Event or Casualty Occurrence shall occur, the Lessee shall promptly notify the Lessor of such event in writing.

Section 15.                                    Termination; Cancellation; Purchase Option.

(a)                                 (i)                                     The termination of this Lease (A) on the Scheduled Lease Termination Date or (B) by reason of the occurrence of a Limited Recourse Event of Default and the delivery by the Lessor (acting, in accordance with Section 9.02(f) of the Investment Agreement, of its own accord or at the direction of the Majority Funding Parties) to the Lessee of a notice stating that the Lessor elects to terminate this Lease by reason of the occurrence of such Limited Recourse Event of Default, in which case the Lease Termination Date will be the 5th Business Day after the date of delivery of said notice to the Lessee, shall be a “Termination Event,” the effect of which shall be to cause this Lease to terminate on the applicable Lease Termination Date.

(ii)                                  If a Termination Event occurs, the Lessee, on the Lease Termination Date, shall, in accordance with the terms of Section 2(b), without further notice or demand to the Lessee, either

(A)                               purchase the Facility from the Lessor for the Purchase Price; or

(B)                               so long as no Cancellation Event has occurred:

(1)                                 pay to the Lessor the Final Rent Payment and provide to the Lessor a satisfactory update of the Environmental Assessment; and

(2)                                 attempt to sell (until such time as the Lessor shall have terminated, in accordance with Section 8.30 of the Investment Agreement, the Lessee’s obligation to so attempt to sell the Facility), subject to the Lessor’s prior written approval, the Facility, as agent for the Lessor, without recourse or warranty by the Lessor, to a Person not affiliated with Lessee for a net cash purchase price not less than, and remit to the Lessor the net cash sales proceeds equal to (unless otherwise approved by all of the Funding Parties), the Termination Value less any amount paid pursuant to Section 15(a)(ii)(B)(1), with Lessee’s being entitled to retain for its own account the amount by which such proceeds exceed the Termination Value.  The Lessor shall also have the right (but not the obligation) to sell the Facility and/or solicit bids, each in its sole and absolute discretion.

(b)                                 (i)                                     Each of the following events shall be a “Cancellation Event”, the effect of which shall be to cause this Lease to be terminated in accordance with the following provisions on the “Cancellation Date” specified:

(A)                               the occurrence of (1) a Lease Event of Default (other than a Lease Event of Default under Section 17(a)(iv) hereof, a Lease Event of Default occurring by virtue of an Event of Default under Section 9.01(h) or (i) of the Investment Agreement, or a Limited Recourse Event of Default) and the delivery by the Lessor to the Lessee of a notice stating that the Lessor (acting, in accordance with Section 9.02(a) of the Investment Agreement, of its own accord or at the direction of the Majority Funding Parties) elects to terminate this Lease by reason of the existence of such Lease Event of Default, in which cases the Cancellation Date will be the 5th Business Day after the date of delivery of said notice to the Lessee, or (2) a Lease Event of Default under Section 17(a)(iv) hereof or a Lease Event of Default occurring by virtue of an Event of Default under Section 9.01(h) or (i) of the Investment Agreement in which cases the Cancellation Date shall occur immediately upon the occurrence of such Lease Event of Default; or

(B)                               the occurrence of a Loss Event, in which case the Cancellation Date shall be the 5th Business Day after such event occurs; or

(C)                               the occurrence of a Casualty Occurrence in respect of the Facility and the failure of the Lessee to purchase the Facility or to replace or repair the Facility or such part thereof in accordance with, and within the time required by, Section 14(d), and the delivery by the Lessor (acting at the direction of the Majority Funding Parties) to the Lessee of a notice after the expiration of such time stating that the Lessor elects to terminate this Lease by reason of the existence of such Casualty Occurrence, in which case the Cancellation Date shall be the 5th Business Day after the date of delivery of said notice.

(ii)                                  If a Cancellation Event occurs, the Lessee, on the Cancellation Date, shall, without further notice or demand to the Lessee, either (A) purchase the Facility from the Lessor for the Purchase Price, or (B) pay to the Lessor the Termination Value.

(c)                                  The Lessee may, from time to time and at any time, deliver to the Lessor notice of its intent to terminate this Lease, in which case the Lessee shall purchase the Facility from the Lessor for the Purchase Price on any Rent Payment Date that is not less than 30 nor more than 60 days after such notice (the “Option Date”).  Upon payment in full of the Purchase Price, this Lease shall terminate.

(d)                                 This Lease shall cease and terminate on the Lease Termination Date, and payment of all amounts payable by the Lessee on such date, except with respect to (i) obligations and liabilities of the Lessee, actual or contingent, which arose under this Lease, or by reason of events or circumstances occurring or existing, on or prior to its termination, and which have not been satisfied (which obligations shall continue until satisfied and which include, but are not limited to, obligations for Rent and the Termination Value, the Purchase Price and amounts owing pursuant to Section 16), and (ii) obligations of the Lessee which by the terms of this Lease expressly survive termination.  Promptly after either the Lessee or the Lessor shall learn of the happening of any Termination Event or Cancellation Event, such party shall give notice thereof to the other party hereto.

(e)                                  In the event the Lessee elects to purchase the Facility upon the occurrence of a Termination Event (other than the expiration of this Lease on a Scheduled Lease

Termination Date) or a Cancellation Event, Lessee in its sole discretion in order to ensure the orderly conveyance of the Facility may postpone the closing date for such conveyance (whether or not extended, the “Purchase Closing Date”) to a reasonable date within 60 days following the Lease Termination Date or Cancellation Date, as applicable.  The Lessor shall notify the Lessee of any such postponement and the proposed extended Purchase Closing Date in writing on or before the Lease Termination Date or Cancellation Date, as applicable, and the Lessee shall be deemed to have been granted a temporary license by the Lessor entitling the Lessee to retain possession of the Facility through the Purchase Closing Date provided that the Lessee complies with all obligations of the Lessee under this Lease as though this Lease were still in full force and effect (including without limitation, compliance with permitted use, maintenance and insurance coverage requirements).  In the event of an extension of the Purchase Closing Date as herein contemplated, the Purchase Price will be calculated as of such extended Purchase Closing Date.  This Section 15(e) shall survive the termination of this Lease.

Section 16.                                    Transfer of Title on Removal of Facility; Expenses of Transfer.

(a)                                 Upon any sale or purchase of the Facility permitted by Section 15, the Lessor will transfer to the Lessee or the appropriate Third Party all of its title to and legal and beneficial ownership interest in the Facility (i) free and clear of any Lien created by, through or under the Lessor other than Permitted Liens or Liens created at the request of or as a result of the actions of the Lessee or anyone acting by, through or under the Lessee, or a result of the failure of the Lessee or the Guarantor to carry out any of their obligations under this Lease or the other Operative Documents (individually and collectively, as the context shall require, the “Lessor Liens”), and (ii) without recourse, representation or warranty of any nature whatsoever (except as to the absence of such Liens as aforesaid).

(b)                                 Whenever the Lessee has the right to purchase or transfer to itself the Facility pursuant to any provision of this Lease, the Lessee may cause such purchase to be effected by, or such transfer to be effected to, any other Person specified by the Lessee, but in no event shall the Lessee be relieved from any of its obligations hereunder as a result thereof.

(c)                                  Upon any sale or transfer of the Facility pursuant to any provision of this Lease, the Lessee shall pay the expenses of the Lessor, including, without limitation, reasonable attorneys’ fees and expenses, in connection with such sale or transfer.

(d)                                 If, on the Lease Termination Date or on the Cancellation Date, as applicable, the Lessee or any of its Affiliates has not elected to acquire the Facility, the Lessee shall surrender the Facility to the Lessor free from all Liens except Permitted Liens (other than those described in clause (ii)(B) of the definition of Permitted Liens), in substantially the same operating condition (except for ordinary wear and tear) with the remaining original estimated useful life contemplated by the Facility Plan intact and having the same capacity and efficiency as the Facility had on the Lease Commencement Date, and in compliance in all material respects with all Governmental Requirements and Insurance Requirements, and free of all Environmental Damages and Environmental Liabilities.  To evidence the foregoing and accomplish the surrender of the Facility, the Lessee shall provide the following items (x) in the event of a Termination Event under Section 15(a)(i)(A) within 9 months prior to the Lease Termination Date, with final confirmation of the same at least 30 days but not more than 60 days prior thereto and (y) in the event of a Termination Event under Section 15(a)(i)(B), as soon as practicable but in any event at least 3 Business Days prior to the Lease Termination Date or Cancellation Date, as applicable, all to be held until the Lease Termination Date or Cancellation Date:

(i)                                     evidence satisfactory to the Lessor that all Applicable Permits, Related Contracts, and all other rights and services reasonably required to operate the Facility have been, or on or prior to the Lease Termination Date shall be, transferred to the Lessor (or the Lessor has been, or on or prior to the Lease Termination Date or Cancellation Date, as applicable, shall be, given the right to use each such item) and can be transferred to (or used by) any successor or assignee of the Lessor without further consent or approval by any Person (subject only to normal Governmental Requirements);

(ii)                                  conveyancing, assignment, transfer, termination and other documents that, in the sole discretion of the Lessor and the Lease Participants, are sufficient to (A) vest in the Lessor (which it holds for itself and in trust for the Lease Participants) good and marketable title to the Facility, free and clear of all Liens except Permitted Liens (other than those described in clause (ii)(b) of the definition of Permitted Liens) and (B) terminate the rights of the Lessee and all other Persons in and to the Facility;

(iii)                               evidence satisfactory to the Lessor that the Facility has been operated and maintained substantially in accordance with the requirements of the Operative Documents, all Governmental Requirements, all Applicable Permits and prudent industry practices;

(iv)                              evidence satisfactory to the Lessor that the Facility is being used solely for the Permitted Use and is operating substantially in accordance with the requirements set forth in the Facility Plan, meets or exceeds the original design specifications and is capable of operating and being used for the Permitted Use as set forth in the Facility Plan, and has the remaining original estimated useful life contemplated by the Facility Plan;

(v)                                 evidence satisfactory to the Lessor, in its sole discretion, that (A) Lessee has complied with its obligations under Section 8.30 of the Investment Agreement, (B) all agreements and arrangements to provide the services and rights contemplated by Section 8.30 of the Investment Agreement are in place, executed by the parties thereto, and are valid, enforceable and in full force and effect on or before the Lease Termination Date or Cancellation Date, as applicable and (C) such agreements and arrangements adequately provide for the services and other rights contemplated by Section 8.30 of the Investment Agreement;

(vi)                              an updated Phase I Environmental Assessment; and

(vii)                           such other documents, instruments, assessments, investigations, legal opinions, surveys and other items as the Lessor may reasonably request to evidence to the satisfaction of each of the Lessor and the Lease Participants (in each case, in their sole discretion) that (A) the Lessor has all Property, services, Permits, assets and rights necessary to own, operate and maintain the Facility from and after the Lease Termination Date or Cancellation Date, as applicable, and (B) no Default, Loss Event or Casualty Occurrence then exists.

(e)                                  To the extent the Facility is not in the condition required by Section 16(d), the Lessee will pay to the Lessor such additional amounts as are reasonably required to place it in compliance.  The Lessee shall also pay all costs and expenses relating to the surrender and clean-up in connection with the surrender of the Facility as may be required by Governmental Requirements or Insurance Requirements or which are otherwise necessary to prevent or remedy any Environmental Damages or Environmental Liabilities or to consummate the delivery of possession of the Facility to the Lessor hereunder.

Section 17.                                    Events of Default and Remedies.

(a)                                 Each of the following acts or occurrences shall constitute a “Lease Event of Default” hereunder:

(i)                                     default in the payment of the Purchase Price or the Termination Value on the Cancellation Date or the Purchase Closing Date, as applicable, or in the payment of the Purchase Price or the Final Rent Payment, as applicable, on the Lease Termination Date; or the default in the payment when due of any Basic Rent and the continuance of such default for 5 Business Days thereafter; or the default in the payment when due of any Supplemental Rent, the amount of any Indemnified Risk or any other amount due hereunder or under any other Operative Document and the continuance of such default for 30 days thereafter; or

(ii)                                  any representation or warranty made or deemed made by the Lessee herein shall be false or misleading in any material respect on the date made or deemed made; or

(iii)                               an Event of Default under the Investment Agreement (other than a Limited Recourse Event of Default);

(iv)                              the Lessee shall fail to observe or perform any covenant or agreement contained in Sections 12, 26 and 27 of this Lease; or

(v)                                 the Lessee shall fail to observe or perform any covenant or agreement contained (other than those covered by subsections (i) or (iv) above), and such failure shall not have been cured within 10 days, with respect to any covenant contained in Section 14 of this Lease, and 30 days, with respect to any other provision hereof, after the earlier to occur of (A) written notice thereof has been given to the Lessee by the Lessor (acting, in accordance with Section 9.02(a) of the Investment Agreement, of its own accord or at the request of the Majority Funding Parties) or (B) the chief financial, chief operating, chief legal or chief accounting officer of the Lessee or the Guarantor otherwise becomes aware of any such failure; or

(vi)                              Lessee shall abandon the Facility; provided however that for purposes of this Section 17(a)(vi), the term “abandon” shall not include the mere failure of Lessee to occupy the Facility so long as Lessee continues to perform its obligations hereunder and other Operative Documents including without limitation maintenance of the Facility, maintenance of required insurance, compliance with Governmental Requirements and Insurance Requirements and payment of all Rent.

(b)                                 Subject to Section 9.02 of the Investment Agreement, upon the occurrence and during the continuance of any Lease Event of Default, as determined by the Lessor, the Lessor (acting, in accordance with Section 9.02(a) of the Investment Agreement, of its own accord or at the direction of the Majority Funding Parties) may do any one or more of the following (without prejudice to the obligations of the Lessee under Section 15(b)(i)(A)):

(i)                                     proceed by appropriate judicial proceedings, either at law, in equity or in bankruptcy, to enforce performance or observance by the Lessee of the applicable provisions of this Lease, or to recover damages for the breach of any such provisions, or any other equitable or legal remedy, all as the Lessor shall deem necessary or advisable; and/or

(ii)                                  by notice to the Lessee, either (x) terminate this Lease in accordance with Section 15, whereupon the Lessee’s interest and all rights of the Lessee to the use of the Facility shall forthwith terminate subject to the Lessee’s rights under such Section 15 to acquire the Facility on the Purchase Closing Date as provided herein, but the Lessee shall remain liable with respect to its obligations and liabilities hereunder; or (y) terminate the Lessee’s right to possession of the Facility or any part thereof; and/or

(iii)                               exercise any and all other remedies available under applicable law or at equity.

(c)                                  After the occurrence and during the continuance of a Cancellation Event or Termination Event, in the event the Lessor elects not to terminate this Lease and the Lessee has not exercised its option under Section 15(c), this Lease shall continue in effect and the Lessor may enforce all of the Lessor’s rights and remedies under this Lease, including, without limitation, the right to recover the Basic Rent and Supplemental Rent, and any other yield protection payments and other amounts with respect thereto, as it becomes due under this Lease or any other Operative Documents.  For the purposes hereof, the following do not constitute a cancellation or termination of this Lease: (i) acts of maintenance or preservation of the Facility or any part thereof, (ii) efforts by the Lessor to relet the Facility or any part thereof, including, without limitation, termination of any sublease of the Facility and removal of any tenant from the Site, (iii) or the appointment of a receiver upon the initiative of the Lessor to protect the Lessor’s interest under this Lease.

(d)                                 If (i) on the Lease Termination Date, the Facility is not acquired by the Lessee or its designee by payment of the Purchase Price, or (ii) on the Cancellation Date, the Lessee or its designee has defaulted in its obligation to acquire the Facility and pay the Purchase Price, or if applicable, the Termination Value, in accordance with Lessee’s election under Section 15(b)(ii), then the Lessor shall have the immediate right of possession of the Facility and the right to enter onto the Site and to remove any and all of the Property comprising the Facility, and the Lessor may thenceforth hold, possess and enjoy the Facility free from any rights of the Lessee and any Person claiming by, through or under the Lessee.  The Lessor shall be under no liability by reason of any such repossession or the Facility or entry onto the Site.

(e)                                  Should the Lessor elect to repossess the Facility or any part thereof upon cancellation or termination of this Lease or otherwise in the exercise of the Lessor’s remedies, the Lessee shall peaceably quit and surrender the Facility or any such part thereof to the Lessor and either (i) deliver possession of the Facility to the Lessor or (ii) allow Lessor or its agents or assigns to enter onto the Facility and the Site to remove any and all of the Property comprising the Facility at the expense of the Lessee, and neither the Lessee nor any Person claiming through or under the Lessee shall thereafter be entitled to possession or to remain in possession of the Facility or any part thereof but shall forthwith peaceably quit and surrender the Facility to the Lessor.

(f)                                   At any time after the repossession of the Facility or any part thereof, whether or not this Lease shall have been cancelled or terminated, the Lessor may (but shall be under no obligation to) relet the Facility or the applicable part thereof without notice to the Lessee, for such term or terms and on such conditions and for such usage as the Lessor in its sole and absolute discretion may determine.  The Lessor may collect and receive any rents payable by reason of such reletting, and the Lessor shall not be liable for any failure to relet the Facility or for any failure to collect any rent due upon any such reletting.

(g)                                  The remedies herein provided in case of a Lease Event of Default are in addition to, and without prejudice to, the Lessee’s continuing obligations under Section 15(b)(ii), and shall not be deemed to be exclusive, but shall be cumulative and shall be in addition to all other remedies existing at law, in equity or in bankruptcy.  The Lessor may exercise any remedy without waiving its right to exercise any other remedy hereunder or existing at law, in equity or in bankruptcy.

(h)                                 No waiver by the Lessor hereunder of any Default or Event of Default shall constitute a waiver of any other or subsequent Default or Event of Default.  To the extent permitted by applicable law, the Lessee waives any right it may have at any time to require the Lessor to mitigate the Lessor’s damages upon the occurrence of a Default or Event of Default by taking any action or exercising any remedy that may be available to the Lessor, the exercise of remedies hereunder being at the discretion of the Lessor.

Section 18.                                    Change in the Lessee’s Name or Structure.  The Lessee shall not change its name, identity or corporate structure (including, without limitation, by any merger, consolidation or sale of substantially all of its assets) except to the extent permitted by Section 26(d)(i).

Section 19.                                    Inspection; Right to Enter Premises of the Lessee.  The Lessee shall permit, and cause each of its Subsidiaries to permit, the Lessor, the Administrative Agent, any Lease Participant or their respective authorized representatives but without any obligation to do so) to (i) enter upon the Facility at reasonable times upon reasonable advance notice in order to inspect the Facility (subject to compliance with applicable safety requirements of the Lessee and applicable Governmental Requirements) and (ii) examine, audit and make abstracts from any of their respective books and records and to discuss the condition, compliance with Governmental Requirements, performance of the Facility and the respective affairs, finances and accounts of the Lessee with their respective officers and independent accountants.  The Lessee agrees to coordinate and assist in such visits and inspections, in each case at such reasonable times and as often as may reasonably be desired.

Section 20.                                    Right to Perform the Lessee’s Covenants; The Administrative Agent.

(a)                                 Subject to Section 13, if the Lessee shall fail to make any payment or perform any act required to be made or performed by it hereunder, the Lessor, upon notice to or demand upon the Lessee but without waiving or releasing any obligation or Default or Event of Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of the Lessee as, at the Lessor’s sole discretion, may be necessary or appropriate therefor and, upon the occurrence and during the continuance of a Cancellation Event or Termination Event, may enter upon the Facility for such purpose and take all such action thereon as, at the Lessor’s sole discretion, may be necessary or appropriate therefor.  No such entry shall be deemed an eviction of the Lessee.  All sums so paid by the Lessor and all costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses so incurred) shall be paid by the Lessee to the Lessor on demand as Supplemental Rent.

(b)                                 In accordance with Section 10.02 of the Investment Agreement, Lessee acknowledges and agrees that the Administrative Agent has been appointed to undertake, on Lessor’s and, in certain cases, the Lease Participants’ behalf, certain actions with respect to the administration of this Lease, the other Operative Documents, and the transactions contemplated herein and therein.  Lessee agrees to abide by the provisions of Section 10.02 of the Investment Agreement and other provisions in the Operative Documents in respect of the Administrative Agent’s role and function in connection with the administration of the transactions contemplated therein, including, without limitation, the payment of Rent and other amounts owing under the Operative Documents directly to the Administrative Agent for the account of the Lessor and the Lease Participants, as applicable, the receipt and delivery of notices, reports, financial statements, and the like to the Administrative Agent on the Lessor’s and the Lease Participants’ behalf, and permitting, where applicable, the Administrative Agent to exercise, on the Lessor’s and the Lease Participants’ behalf, the rights and remedies afforded Lessor under the Operative Documents.

Section 21.                                    Participation by Co-Lessees or Sublessees.

(a)                                 Except as otherwise permitted in this Section 21 or (with respect to the Lessor) Section 11.06(b)(i) of the Investment Agreement, neither the Lessor nor the Lessee may assign its rights or obligations under this Lease without the prior consent of all of the Lease Participants.  The Lessor holds the Lien under this Lease for itself and in trust for the Lease Participants.  The Lessor, acting on behalf of itself and the Lease Participants, shall be entitled to exercise all of the rights, remedies, powers and privileges herein conferred upon Lessor (including, without limitation, in any bankruptcy proceeding), to give or withhold all consents required to be obtained from the Lessor hereunder, to give all notices on behalf of the Lessor including notices regarding Rent, the Final Rent Payment, and Supplemental Rent due hereunder, to receive all payments to be made to the Lessor hereunder and to approve any sale of the Facility pursuant to Section 15 to a Person other than the Lessee or any designee of the Lessee or for a price less than the Termination Value; provided, however, that nothing herein shall be deemed to be a waiver or relinquishment of the right of the Lessor to receive Supplemental Rent for its out of pocket costs and expenses as described in Section 3(c)(i) or to be indemnified for any matter for which Lessor is entitled to indemnification hereunder.  Lessee acknowledges and agrees that certain of Lessor’s and, in certain cases, the Lease Participants’ rights and duties under this and the other Operative Documents may be enforced or performed, as applicable, by the Administrative Agent on behalf of the Lessor or the Lease Participants, as further described herein and in Section 10.02 of the Investment Agreement.

(b)                                 The Lessor and the Lessee may from time to time, so long as no Cancellation Event or Termination Event shall have occurred and be continuing, enter into documentation amending this Lease and, as necessary, the other Operative Documents, to evidence the undertaking of a Person (a “Co-Lessee”) to be responsible for all or certain obligations of the Lessee and the attendant reduction in the obligations of the Lessee hereunder, subject in every case to (i) the prior written approval of the Lessor and each Lease Participant, each acting in its sole discretion in approving said Co-Lessee and the documentation amending this Lease and the Operative Documents, it being understood that any of the Lessor or the Lease Participants may for any reason whatsoever elect not to grant such approval, in which case this Lease shall not be amended; (ii) such documentation expressly stating that such assignment is subject and subordinate to the terms of this Lease and the Liens created by the Security Instruments; and (iii) the Lessee remaining primarily liable for all obligations of the tenant of the Facility under this Lease.  Any assignment made otherwise than as expressly permitted by this Section 21(b) shall be null and void and of no force and effect.

(c)                                  Subject to the conditions set forth herein, the Lessee may, from time to time, so long as no Default, Event of Default, Cancellation Event or Termination Event shall have occurred and be continuing, enter into a sublease as to the Facility and such other related documentation as may be necessary with one or more Persons (each a “Sublessee”).  In any event, any documentation executed by the Lessee in connection with the subletting of the Facility (i) shall expressly state that such sublease is subject and subordinate to the terms of this Lease and the Liens created by the Security Instruments and (ii) shall not provide for a sublease term ending after the then current Scheduled Lease Termination Date; provided, however, so long as there are no more than ten (10) subleases affecting in the aggregate a maximum of 89,250 square feet of the Facility, each sublease may have a term ending after the then current Scheduled Lease Termination Date (but in no event may any sublease have an initial term of longer than eleven (11) years).  Any proposed sublease which does not meet the criteria set forth in clauses (i) and (ii) above shall be subject to the review and approval of the Lessor (but not of the other Lease Participants) in its sole discretion.  All subleases must be on market terms.  The Lessee will furnish promptly to the Lessor copies of all subleases and related documentation entered into by the Lessee from time to time.  No sublease permitted by the terms hereof will reduce in any respect the obligations of the Lessee hereunder, it being the intent of the Lessee and the Lessor that the Lessee be and remain directly and primarily liable as a principal for its obligations hereunder.  Any sublease made otherwise than as expressly permitted by this Section 21(c) shall be null and void and of no force or effect.

Section 22.                                    Notices.  Except as otherwise provided herein, all notices, requests and other communications provided for hereunder shall be in writing (including telecopier and other readable communication) and mailed by certified mail, return receipt requested, telecopied or otherwise transmitted or delivered, if to the Lessee, at 2801 Highway 280 South, Birmingham, Alabama 35223, Attention: Lance Black, Telecopier: 205-268-3642, E-mail: lance.black@protective.com; if to the Lessor, at Wachovia Development Corporation, c/o Wells Fargo Securities, 550 South Tryon Street, MAC D1086-051, Charlotte, North Carolina 28202, Attention: Jack Altmeyer, Telecopier: 704-410-0233, E-mail: jack.altmeyer@wellsfargo.com or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties.  All such notices and communications shall, if so mailed, telecopied or otherwise transmitted, be effective when received, if mailed, or when the appropriate answer back or other evidence of receipt is given, if telecopied or otherwise transmitted, respectively. Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section and the confirmation is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; provided, that notices to the Lessor under Section 3 shall not be effective until received.  A notice received by the Lessor by telephone shall be effective if the Lessor believes in good faith that it was given by an authorized representative of the Lessee and acts pursuant thereto, notwithstanding the absence of written confirmation or any contradictory provision thereof.  In accordance with Section 10.02 of the Investment Agreement, Lessor and Lessee agree that notice delivered by the Lessee to the Administrative Agent shall constitute constructive receipt thereof by Lessor and that notice delivered by the Administrative Agent shall constitute in all respects notice delivered by the Lessor.

Section 23.                                    Amendments and Waivers.  The provisions of this Lease may from time to time be amended, modified or waived only if such amendment, modification or waiver is in writing and consented to by the Lessee and the Lessor (with the consent of the requisite Funding Parties and the Administrative Agent, as required by the Investment Agreement).

Section 24.                                    Severability.  Any provision of this Lease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 25.                                    Federal Income Tax Considerations.  It is the understanding of the parties that for income tax purposes this transaction will be treated as a financing and the Lessee will be treated as the owner of the Facility; and the Lessee and the Lessor agree not to take any action inconsistent with such treatment, subject to the following sentence.  Notwithstanding anything in this Section to the contrary, the Lessor retains the right to assert that it is the owner of the Facility subject to this Lease for income tax purposes in the event that there is a determination (within the meaning of Section 1313 of the Internal Revenue Code of 1986, as amended, or with respect to state or local income tax, a comparable determination under state or local law) that the Lessee is not to be treated as the owner of the Facility.

Section 26.                                    Other Provisions.

(a)                                 In order to protect the rights and remedies of the Lessor and the Lessee both during the term of this Lease and following a Default, an Event of Default, a Termination Event or a Cancellation Event, and for the purposes of Federal, state and local income and taxes, ad valorem taxes, state and local sales taxes, documentary stamp and intangible taxes and other taxes relating to or assessable as a result of the execution, delivery or recording of any of the Operative Documents and for purposes of commercial law and Title 11 of the United States

Code (or any other applicable Federal, state or local insolvency, reorganization, moratorium, fraudulent conveyance or similar law now or hereafter in effect for the relief of debtors), the parties hereto intend that:

(i)                                     this Lease be treated as evidence of and the agreement of the Lessee for the repayment of the Secured Amount (as hereafter defined);

(ii)                                  all payments of Rent, the Purchase Price and the Termination Value be treated as payments of principal, interest and other amounts owing with respect to the Loan (as hereafter defined), respectively;

(iii)                               the Lessee should be treated as entitled to all benefits of ownership of the Facility or any part thereof; and

(iv)                              this Lease be treated as (A) a mortgage (this Lease, as so treated, is the “Mortgage”) from Lessee, as mortgagor, to the Lessor, as mortgagee, on that part of the Facility constituting real property and is made under those provisions of the existing laws of the State of Alabama relating to mortgages and that the Lessee, as mortgagor and grantor, hereby irrevocably grants, bargains, sells, conveys, assigns, transfers, mortgages and sets over unto the Lessor, as mortgagee and grantee, for the use and benefit of itself and in trust for the Lease Participants, Lessee’s right, title and interest in and to any real property of any kind or character comprising the Facility (including the Lessee’s sub-leasehold interest in the Site and all estates, easements, and rights, and its interest in all fixtures and Improvements) and all proceeds therefrom, to have and to hold said real property and all parts, rights, members and appurtenance thereof to the use, benefit and behoof of the Lessor, for the use and benefit of itself and in trust for the Lease Participants, in fee simple forever (as to the fixtures and Improvements) and Lessee covenants that Lessee is lawfully seized and possessed of the aforesaid real property and has good right to convey its interest in the same, that the same is unencumbered except for the Permitted Liens and that Lessee does warrant and will forever defend title thereto against the claims of all persons whomsoever; and (B) a security agreement from the Lessee, as debtor, to the Lessor, as secured party, encumbering the Lessee’s right, title and interest in the Facility, including the Lessee’s subleasehold and leasehold interest, and all personal property comprising the Facility, and that the Lessee, as debtor, hereby grants to the Lessor, for the use and benefit of the Lessor and in trust for the Lease Participants, as beneficiaries, as secured parties (collectively, the “Secured Party”) a first and prior Lien on and security interest in the equipment and any and all other personal property of any kind or character and fixtures comprising the Facility (including all Related Contracts, excluding “Excluded Equipment,” as defined in Section 6 hereof), and all proceeds therefrom, in each case being effective as of the date of this Lease.  In such event, the Lessor shall have all of the rights, powers and remedies of a mortgagee and a secured party available under applicable law, including, without limitation, judicial or nonjudicial foreclosure or power of sale, as and to the extent available under applicable law.

(b)                                 The amounts secured by this Mortgage shall be as follows (collectively, the “Secured Amount”):

(i)                                     the collective amount of the aggregate Unrecovered Lessor Investments and unpaid Yield, plus any other amounts owing to the Lessor or the Lease

Participants under the Operative Documents (including, without limitation, Supplemental Rent, the Final Rent Payment, and all indemnification amounts);

(ii)                                  the portion of the Facility Cost funded by the Lessor representing an aggregate indebtedness in the amount of $75,000,000.00 (the “Loan”);

(iii)                               all future advances of the Loan (if any) which may be made after the date hereof to the same extent as if such future advances were made on the date of the execution of this Mortgage, although there may be no advance made on the date of the execution of this Mortgage, and although there may be no indebtedness outstanding under the Loan or under any other indebtedness of Lessee to Lessor at the time this Mortgage is executed or at the time any advance is made under the Loan or under any other indebtedness of Lessee to Lessor.  The parties hereby acknowledge and intend that all advances under the Loan, including future advances (if any) whenever hereafter made, shall be secured by this Mortgage and, to the extent allowed by law, have priority from the time this Mortgage is recorded; and

(iv)                              any and all additional advances made by the Lessor or the Secured Party to protect or preserve the Collateral (as hereinafter defined) or the lien hereof on the Collateral, or for taxes, assessments or insurance premiums as hereinafter provided (whether or not the original Lessee remains the owner of the Collateral at the time of such advances).

(c)                                  The filing of this Lease shall be deemed to constitute the filing of a mortgage and the filing of any financing statement in connection with this Lease shall be deemed to constitute the filing of a financing statement to perfect the mortgage lien and security interests in the Facility as aforesaid and to secure the payment of the Secured Amount.  If this transaction is treated as a financing, the obligation arising hereunder shall be with full recourse to the Lessee and shall not be treated as recourse only to the Facility.  To the fullest extent permitted by applicable law, the Lessor and the Lessee intend that the Facility (other than the real property constituting the Site) be and remain at all times personal property regardless of the manner or extent to which any of the Facility (other than the real property constituting the Site) may be attached or affixed to any real property.  Except as required by applicable law, the Lessee shall not under any circumstances take any action or make any filing or recording which would cause the Facility (other than the real property constituting the Site) to be deemed to be real property or permit any Person to obtain any interest in the Facility (other than the real property constituting the Site) as a result of the Facility (other than the real property constituting the Site) being deemed to be in whole or in part real property.

(d)                                 In order to preserve the security interest provided for herein, each of the Lessor and the Lessee agrees to abide by the following provisions with regard to the Facility (for purposes of this Section, hereinafter referred to as “Collateral”):

(i)                                     Change in Location of Collateral or the Lessee.  The Lessee will (A) notify the Secured Party on or before the date of any change in (1) the location of the Collateral, (2) the location of Lessee’s chief executive office or address, (3) the name of the Lessee, or (4) the corporate structure of the Lessee, and (B) on or before the date of any such change, prepare and file new or amended financing statements as necessary so that the Secured

Party shall continue to have a first and prior perfected Lien (subject only to Permitted Liens) in the Collateral after any such change.

(ii)                                  Sale, Disposition or Encumbrance of Collateral.  Except as set forth herein and for Permitted Liens, as permitted by any of the Operative Documents or with the Secured Party’s prior written consent, the Lessee will not in any way encumber any of the Collateral (or permit or suffer any of the Collateral to be encumbered) or sell, assign, lend, rent, lease or otherwise dispose of or transfer any of the Collateral to or in favor of any Person other than the Secured Party.

(iii)                               Proceeds of Collateral.  Except as permitted by any of the Operative Documents, the Lessee will deliver to the Secured Party promptly upon receipt all proceeds delivered to the Lessee from the sale or disposition of any Collateral.  This Section shall not be construed to permit sales or dispositions of the Collateral except as may be elsewhere expressly permitted by this Lease or the other Operative Documents.

(iv)                              Further Assurances.  Upon the request of the Secured Party, Lessee shall (at Lessee’s expense) execute and deliver all such mortgages, deeds of trust, deeds to secure debts, assignments, certificates, financing statements or other documents and give further assurances and do all other acts and things as the Secured Party may reasonably request to perfect the Secured Party’s interest in the Collateral or to protect, enforce or otherwise effect the Secured Party’s rights and remedies hereunder, all in form and substance satisfactory to the Secured Party.

(v)                                 Collateral Attached to Other Property.  In the event that any of the Collateral is removed from the Facility and is to be attached or affixed to any real property, the Lessee hereby agrees that a financing statement which is a fixture filing may be filed for record in any appropriate real estate records.  If the Lessee is not the record owner of such real property, it will provide the Secured Party with any additional security documents or financing statements necessary for the perfection of the Secured Party’s Lien in the Collateral, as requested by the Secured Party.

(vi)                              Secured Amount.  Should the Secured Amount be paid according to the tenor and effect thereof when the same becomes due and payable hereunder, and should Lessee perform all covenants contained in the Operative Documents in a timely manner, then this Mortgage shall be cancelled and surrendered.

(vii)                           Lease.  The Lease will not be amended, supplemented or modified without the written consent of the Secured Party.  All payments under the Lease shall be made only to such account as specified by the Secured Party.

Section 27.                                    Receiver and Mortgage Remedies.  If an Event of Default (other than a Limited Recourse Event of Default) shall have occurred and be continuing, the Lessor (acting, in accordance with Section 9.02(a) of the Investment Agreement, of its own accord or at the direction of the Majority Funding Parties (subject to the provisions of Section 9.02(d) of the Investment Agreement)), may exercise any one or more of the remedies set forth below (all or any of which may be undertaken by the Administrative Agent at the request or direction of the

Lessor or the Lease Participants and in the name of or on behalf of the Lessor and the Lease Participants, as applicable):

(a)                                 the Lessor may demand, and upon such demand, the Lessee shall forthwith surrender to the Lessor, the actual possession of the Collateral and if, and to the extent, permitted by applicable law and the Operative Documents, the Lessor itself, or by such officers or agents as it may appoint, may enter and take possession of all the Collateral without the appointment of a receiver, or an application therefor, and may exclude the Lessee and its agents and employees wholly therefrom, and may have joint access with the Lessee to the books, papers and accounts of the Lessee pertaining to the Collateral.  If the Lessee shall for any reason fail to surrender or deliver the Collateral or any part thereof after such demand by the Lessor, the Lessor may obtain a judgment or decree conferring upon the Lessor the right to immediate possession or requiring the Lessee to deliver immediate possession of the Collateral to the Lessor, to the entry of which judgment or decree the Lessee hereby specifically consents.  Upon every such entering upon or taking of possession, the Lessor may hold, store, use, operate, manage and control the Collateral and conduct the business thereof, and, from time to time (i) make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon and purchase or otherwise acquire additional fixtures, personalty and other property; (ii) insure or keep the Collateral insured; (iii) manage and operate the Collateral and exercise all the rights and powers of the Lessee to the same extent as the Lessee could in its own name or otherwise with respect to the same; and (iv) enter into any and all agreements with respect to the exercise by others of any of the powers herein granted the Lessor, all as the Lessor from time to time may determine to be in its best interest. The Lessor may collect and receive all the rents, issues, profits and revenues from the Collateral, including those past due as well as those accruing thereafter, and, after deducting (A) all expenses of taking, holding, managing and operating the Collateral (including compensation for the services of all persons employed for such purposes); (B) the cost of all such maintenance, repairs, renewals, replacements, additions, betterments, improvements, purchases and acquisitions; (C) the cost of such insurance; (D) such taxes, assessments and other similar charges as the Lessor may at its option pay; (E) other proper charges upon the Collateral or any part thereof; and (F) the reasonable compensation, expenses and disbursements of the attorneys and agents of the Lessor, the Lessor shall apply the remainder of the monies and proceeds so received by the Lessor in accordance with the terms of this Lease.  Anything in Sections 26 and 27 to the contrary notwithstanding, the Lessor shall not be obligated to discharge or perform the duties of a landlord to any tenant or incur any liability as a result of the exercise by the Lessor of its rights under this Mortgage, and the Lessor shall be liable to account only for the rents, income, issues, profits and revenues actually received by the Lessor.  Whenever all that is due upon such interest, deposits and principal installments and under any of the terms, covenants, conditions and agreements of this Mortgage, shall have been paid and all Events of Default made good, the Lessor shall surrender possession of the Collateral to the Lessee, its successors or assigns. The same right of taking possession, however, shall exist if any subsequent Event of Default (other than a Limited Recourse Event of Default) shall occur and be continuing.  In connection with any action taken by the Lessor pursuant to this Section 27, the Lessor shall not be liable for any loss sustained by the Lessee resulting from any act or omission of the Lessor in administering, managing, operating or controlling the Collateral, including a loss arising from the ordinary negligence of the Lessor, unless such loss is caused by its own gross negligence, willful misconduct or bad faith, or the gross negligence, willful misconduct or bad faith of its officers, directors, employees, agents or contractors, nor shall the Lessor be obligated to perform or discharge any obligation, duty or liability of the Lessee.  The Lessee hereby assents to, ratifies and confirms any and all actions of the Lessor with respect to the Collateral taken under Section 26 or Section 27.

(b)                                 The Lessor, upon application to a court of competent jurisdiction, shall be entitled as a matter of strict right without notice and without regard to the occupancy or value of any security for the Secured Amount secured hereby or the solvency of any party bound for its payment, to the appointment of a receiver to take possession of and to operate the portion of the Facility constituting real property (the “Real Property”) and to collect and apply the rents, issues, profits and revenues thereof. The receiver shall have all of the rights and powers permitted under the laws of the State of Alabama.  Lessee will pay to Lessor upon demand all expenses, including receiver’s fees, attorney’s fees, costs and agent’s compensation, incurred pursuant to the provisions of Section 26 or Section 27; and all such expenses shall be secured hereby.  Lessee agrees to the full extent permitted by law, that in case of an Event of Default on the part of Lessee, neither Lessee nor anyone claiming through or under it shall or will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension, homestead, exemption or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure hereunder, or the absolute sale of the interests of Lessee in the Real Property, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereat, and Lessee, for itself and all who may at any time claim through or under it, hereby waives to the full extent that it may lawfully so do, the benefit of all such laws, and any and all right to have the assets comprised in the security intended to be created hereby marshalled upon any foreclosure of the lien hereof.

(c)                                  Lessor shall have the option (in addition to and in furtherance of Lessor’s rights under Sections 26 and 27), to proceed with foreclosure in any manner permitted by the laws of the State of Alabama, including judicial foreclosure through the courts or by foreclosure under the power of sale as provided in this Mortgage with or without declaring the whole Secured Amount secured hereby due.

(d)                                 Lessor shall be authorized, at its option, whether or not possession of the Real Property is taken, after giving notice by publication once a week for three consecutive weeks of the time, place and terms of each such sale (including a description of the Real Property or part thereof to be sold), by publication in a newspaper published in any county wherein the Real Property or any part thereof is located, to sell the Real Property (or such part or parts thereof as Lessor may from time to time elect to sell) in front of such county’s courthouse door, at public outcry, to the highest bidder for cash, such sale or sales to be held between the hours of 11:00 a.m. and 4:00 p.m. unless otherwise provided by law.  Lessor, its successors and assigns, may bid at any sale or sales had under the terms hereof and may purchase the Real Property or any such part thereof, if the highest bidder therefor.  The purchaser at any such sale or sales shall be under no obligation to see to the proper application of the purchase money.  At any foreclosure sale, any part or all of the Real Property, real, personal or mixed, may be offered for sale in parcels or en masse for one total price, the proceeds of any such sale en masse to be accounted for in one account without distinction between the items included therein or without assigning to them any proportion of such proceeds, Lessee hereby waiving the application of any doctrine of marshalling or like proceeding.  In case Lessor, in the exercise of the power of sale herein given, elects to sell the Real Property in parts or parcels, sales thereof may be held from time to time, and the power of sale granted herein shall not be fully exercised until all of the Real Property not previously sold shall have been sold or all the Secured Amount secured hereby shall have been paid in full.

(e)                                  Lessee hereby authorizes and empowers Lessor or the auctioneer at any foreclosure sale had hereunder, for and in the name of Lessee, to execute and deliver to the purchaser or purchasers of any of the Real Property sold at foreclosure good and sufficient deeds of conveyance or bills of sale thereto.

(f)                                   Lessor, in lieu of or in addition to exercising the power of sale hereinabove given, may proceed by suit to foreclose its lien on, security interest in, and assignment of, the Real Property, subject to the limitations, if any, set out herein, in the Investment Agreement, or in any other Operative Documents to sue Lessee for damages on account of or arising out of said Event of Default or breach, or for specific performance of any provision contained herein, or to enforce any other appropriate legal or equitable right or remedy.

(g)                                  The Lessor may, in addition to and not in abrogation of the rights covered under Sections 26 and 27, (i) exercise all rights, powers and remedies of the Lessee under this Lease and the Related Contracts, and the Lessee and any other party to any of the Related Contracts hereby is authorized and directed to render performance to and act upon the instructions of the Lessor, (ii) with respect to any personal property constituting part of the Collateral, exercise all rights, powers and remedies of a secured party under the Uniform Commercial Code as adopted in Alabama, and (iii) either with or without entry or taking possession as herein provided or otherwise, proceed by a suit or suits in law or in equity or by any other appropriate proceeding or remedy (A) to enforce payment and performance of the Secured Amount or the performance of any term, covenant, condition or agreement of this Lease or any other right and (B) to pursue any other remedy available to it, all as the Lessor at its sole discretion shall elect.

(h)                                 The proceeds of any sale or other exercise of rights or remedies pursuant to this Section 27 shall be paid over to the Administrative Agent, on Lessor’s and the Lease Participants’ behalf, and applied in accordance with Section 3.05(c) of the Investment Agreement.

(i)                                     In the event of any such foreclosure sale, Lessee shall be deemed a tenant holding over and shall forthwith deliver possession to the purchaser or purchasers at such sale or be summarily dispossessed according to provisions of law applicable to tenants holding over.

(j)                                    The Lessee agrees to the full extent permitted by law, that in case of the occurrence of an Event of Default, neither the Lessee nor anyone claiming through or under it shall or will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension, homestead, exemption or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Mortgage, or the absolute sale of the Collateral or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereat, and the Lessee, for itself and all who may at any time claim through or under it, hereby waives to the full extent that it may lawfully so do, the benefit of all such laws, and any and all right to have the assets comprised in the security intended to be created hereby marshalled upon any foreclosure of the lien hereof.

(k)                                 The Lessee hereby waives and renounces to the full extent permitted by law all homestead and exemption rights provided for by the Constitution and the laws of the United States and of any state, in and to the Collateral as against the collection of the Secured Amount, or any part hereof.

(l)                                     The Lessor, at its option, is authorized to foreclose this Mortgage in equity, subject to the rights of any tenants of the Collateral, and the failure to make any such tenants parties to any such foreclosure proceedings and to foreclose their rights will not be, nor be asserted to be by Lessee, a defense to any proceedings instituted by the Lessor to collect the Secured Amount.

(m)                             In case the Lessor shall have proceeded to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise or in the event the Lessor commences advertising of the intended exercise of the sale under power provided hereunder, and such proceeding or advertisement shall have been withdrawn, discontinued or abandoned for any reason, or shall have been determined adversely to the Lessor, then in every such case (i) the Lessee and the Lessor shall be restored to their former positions and rights, (ii) all rights, powers and remedies of the Lessor shall continue as if no such proceeding had been taken, including those with respect to each and every Event of Default declared or occurring prior or subsequent to such withdrawal, discontinuance or abandonment and (iii) neither this Mortgage, nor the Secured Amount, nor any other instrument concerned therewith, shall be or shall be deemed to have been reinstated or otherwise affected by such withdrawal, discontinuance or abandonment; and the Lessee hereby expressly waives the benefit of any statute or rule of law now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the above.

(n)                                 No right, power or remedy conferred upon or reserved to the Lessor by this Mortgage is intended to be exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder or now or hereafter existing at law or in equity or by statute.

(o)                                 If the Lessor (i) grants forbearance or an extension of time for the payment of any sums secured hereby; (ii) takes other or additional security for the payment of any sums secured hereby; (iii) waives or does not exercise any right granted herein or in the Operative Documents; (iv) releases any part of the Collateral from the lien of this Mortgage or otherwise changes any of the terms, covenants, conditions or agreements of this Mortgage or any other Operative Document; (v) consents to the filing of any map, plat or replat affecting the Collateral; (vi) consents to the granting of any easement or other right affecting the Collateral; or (vii) makes or consents to any agreement subordinating the lien hereof, any such act or omission shall not release, discharge, modify, change or affect the original liability under this Mortgage or any other of the Operative Documents or any other obligation of the Lessee or any subsequent purchaser of the Collateral or any part thereof, or any maker, co-signer, endorser, surety or guarantor; nor shall any such act or omission preclude the Lessor from exercising any right, power or privilege herein granted or intended to be granted in the event of any default then made or of any subsequent default; nor, except as otherwise expressly provided in an instrument or instruments executed by the Lessor, shall the lien of this Mortgage be altered thereby. In the event of the sale or transfer by operation of law or otherwise of all or any part of the Collateral, the Lessor, without notice, is hereby authorized and empowered to deal with any such vendee or transferee with reference to the Collateral or the Secured Amount secured hereby, or with reference to any of the terms, covenants, conditions or agreements hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing or discharging any liabilities, obligations or undertakings.

(p)                                 The Lessor shall have power (i) to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or any violation of this Mortgage, (ii) to preserve or protect its interest in the Collateral and in the rents, issues, profits and revenues arising therefrom, and (iii) to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment, rule or order would impair the security hereunder or be prejudicial to the interest of the Lessor.

(q)                                 In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting the Lessee, its creditors or its property, the Lessor, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of the  Lessor allowed in such proceedings for the entire amount due and payable by the Lessee under this Mortgage at the date of the institution of such proceedings and for any additional amount which may become due and payable by the Lessee hereunder after such date.

Section 28.                                    Miscellaneous.

(a)                                 ENTIRE AGREEMENT.  THIS LEASE AND THE OTHER OPERATIVE DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE LESSEE AND THE LESSOR AND SUPERSEDE ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF.  THIS WRITTEN LEASE AND THE OTHER OPERATIVE DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

(b)                                 Interpretation.  Captions  and  section  headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

(c)                                  GOVERNING LAW; SUBMISSION TO JURISDICTION.  THIS LEASE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO RELATING TO THE FACILITY SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE

NEW YORK GENERAL OBLIGATIONS LAW (OR ANY SIMILAR SUCCESSOR PROVISION THERETO) BUT EXCLUDING ALL OTHER CONFLICT-OF-LAWS RULES; EXCEPT THAT, TO THE EXTENT REQUIRED BY THE LAWS OF THE STATE IN WHICH THE FACILITY IS LOCATED, THE LAWS OF THE STATE OF ALABAMA SHALL GOVERN (I) THE CREATION AND EXISTENCE OF THIS LEASE, (II) SECTIONS 26 AND 27 OF THIS LEASE, AND (III) THE ENFORCEMENT OF THE RIGHTS OF LESSOR TO REPOSSESS THE FACILITY FROM LESSEE AFTER THE EARLIER OF THE TERMINATION OF THIS LEASE OR THE TERMINATION OF LESSEE’S RIGHT TO POSSESSION OF THE FACILITY.

(d)                                 No Third Party Beneficiaries.  Nothing in this Lease, express or implied, shall give to any Person, other than the parties hereto and the Lease Participants and their respective successors and permitted assigns, any benefit or any legal or equitable right, remedy or claim under this Lease including, without limitation, under any provision of this Lease regarding the priority or application of any amounts payable hereunder.

(e)                                  Counterparts.  This Lease may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

(f)                                   WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR TO DEFEND ANY RIGHTS UNDER THIS LEASE OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS LEASE, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

(g)                                  Invalidity.  In the event that any one or more of the provisions contained in this Lease shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the Lease.

(h)                                 Usury.  Notwithstanding anything to the contrary contained in this Lease or any of the Operative Documents, the amounts which the Lessee is obliged to pay pursuant to this Lease and the other Operative Documents, and the amounts which the Lessor and the Lease Participants are entitled to receive pursuant to this Lease and the other Operative Documents, are subject to the limitations set forth in Section 11.15 of the Investment Agreement.

(i)                                     Time is of the Essence.  Time is of the essence in connection with the payment of Rent and all other amounts payable hereunder and the performance of the Lessee’s other obligations hereunder.

(j)                                    Lessor Recourse.  No recourse shall be had against the Lessor or the Administrative Agent or their successors and assigns and their directors, officers, shareholders, employees or agents for any claim based on any failure by the Lessor or the Administrative

Agent in the performance or observance of any of the agreements, covenants or provisions contained in this Lease or any other Operative Documents; and in the event of any such failure, recourse shall be had solely against the rights and interests of the Lessor in the Facility; provided, that the foregoing shall not relieve (i) any such director, officer or employee of personal liability for his or her fraud or intentional misconduct or (ii) Lessee from its obligation not to create or permit the existence of “Lessor Liens,” as defined in Section 16(a)(i) hereof.

(k)                                 Amendment and Restatement.  This Lease constitutes an amendment and restatement of the Original Lease Agreement and does not constitute any new estate or leasehold interest in the Facility in favor of Lessee, but rather an amendment and restatement of the terms and conditions of Lessee’s continuing leasehold interest under the Original Lease Agreement.

[Signatures on following pages.]

IN WITNESS WHEREOF, the parties have caused this Lease to be executed by their respective officers thereunto duly authorized as of the date first above written.

LESSEE:

PROTECTIVE LIFE INSURANCE COMPANY, a Tennessee corporation

By:
Name:
Title:

Mailing Address:

Protective Life Insurance Company
2801 Highway 280 South
Birmingham, Alabama 35223
Attention: Lance Black
Telecopier: 205-268-3642
E-mail: lance.black@protective.com

STATE OF	§
§
COUNTY OF	§

I, the undersigned, a Notary Public in and for said County in said State, hereby certify that                                             , whose name as                                                    of PROTECTIVE LIFE INSURANCE COMPANY, a Tennessee corporation, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of this instrument,            as such                                                    and with full authority, executed the same voluntarily for and as the act of said corporation.

Given under my hand and official seal, this            day of December, 2013.

Notary Public

My Commission Expires:

Signature Page – Second Amended and Restated Lease Agreement

LESSOR:

WACHOVIA DEVELOPMENT CORPORATION, a North Carolina corporation

By:
Name: Weston R. Garrett
Title: Managing Director

Mailing Address:

Wachovia Development Corporation
c/o Wells Fargo Securities
550 South Tryon Street
MAC D1086-051
Charlotte, North Carolina 28202
Attention: Jack Altmeyer
Telecopier: 704-410-0233
E-mail: jack.altmeyer@wellsfargo.com

STATE OF	§
§
COUNTY OF	§

I, the undersigned, a Notary Public in and for said County in said State, hereby certify that Weston R. Garrett, whose name as Managing Director of WACHOVIA DEVELOPMENT CORPORATION, a North Carolina corporation, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of this instrument, he as such Managing Director and with full authority, executed the same voluntarily for and as the act of said corporation.

Given under my hand and official seal, this            day of December, 2013.

Notary Public

My Commission Expires:

Signature Page – Second Amended and Restated Lease Agreement

EXHIBIT A

ANNEX PARCEL

Acreage situated in the SW 1/4 of the SE 1/4 and the SE 1/4 of the SW 1/4 of Section 8, Township 18 South, Range 2 West and the NW 1/4 of the NE 1/4 of Section 17, Township 18 South, Range 2 West, Jefferson County, Alabama, being more particularly described as follows:

Commence at the Northwesterly corner of Lot 10-A, Parkway Subdivision, as recorded in Map Book 88, Page 38 in the office of the Judge of Probate of Jefferson County, Alabama, said point lying on the Southwesterly Right-of-Way line of Cahaba Road (Old U.S. Highway No. 280), said point also lying on the East line of the SW 1/4 of the SE 1/4 of Section 8, Township 18 South, Range 2 West; thence run in a Southerly direction along the Westerly line of said Lot 10-A and the East line of said 1/4-1/4 section a distance of 291.49 feet to a point; thence 55º35’25” to the right in a Southwesterly direction a distance of 328.53 feet to a point; thence 87º34’08” to the right in a Northwesterly direction a distance of 2.20 feet to a point; thence 52º23’58” to the left in a Westerly direction a distance of 482.90 feet to a point; thence 83º11’36” to the left in a Southwesterly direction a distance of 16.97 feet to a point; thence 83º16’34” to the right in a Westerly direction a distance of 65.00 feet to a point; thence 90º00’44” to the left in a Southerly direction a distance of 20.26 feet to a point; thence 31º54’03” to the right in a Southwesterly direction a distance of 67.66 feet to a point; thence 90º00’ to the right in a Northwesterly direction a distance of 122.74 feet to the POINT OF BEGINNING of the parcel herein described, said point lying on the face of the newly constructed Building Annex No. 3; thence 2º18’03” to the right in a Northwesterly direction along the face of said building a distance of 39.90 feet to a point; thence 90º00’ to the right in a Northeasterly direction along the face of said building a distance of 5.33 feet to a point; thence 90º00’ to the left in a Northwesterly direction along the face of said building a distance of 254.97 feet to a point; thence 90º00’ to the right in a Northeasterly direction along the face of said building a distance of 21.25 feet to a point on the face of an existing Parking Deck; thence 90º00’ to the left in a Northwesterly direction along the face of said parking deck a distance of 120.80 feet to a point on the face of existing Building 1; thence 90º00’ to the left in a Southwesterly direction along the face of said building a distance of 19.09 feet to a point; thence 90º00’ to the right in a Northwesterly direction along the face of said building a distance of 10.89 feet to a point; thence 90º00’ to the left in a Southwesterly direction along the face of said building and along the face of the newly constructed Building Annex No. 3 a distance of 57.38 feet to a point; thence 90º00’ to the left in a Southeasterly direction along the face of said Building Annex No. 3 a distance of 64.38 feet to a point; thence 90º00’ to the right in a Southwesterly direction along the face of said building a distance of 73.55 feet to a point; thence 90º00’ to the left in a Southeasterly direction along the face of said building a distance of 2.54 feet to a point; thence 90º00’ to the right in a Southwesterly direction a distance of 6.00 feet to a point; thence 90º00’ to the left in a Southeasterly direction a distance of 27.45 feet to a point; thence 90º00’ to the left in a Northeasterly direction a distance of 6.00 feet to a point on the face of the newly constructed Building Annex No. 3; thence 90º00’ to the right in a Southeasterly direction along the face of said building a distance of 281.48 feet to a point; thence 90º00’ to the right in a Southwesterly direction a distance of 4.30 feet to a point; thence 90º00’ to the left in a Southeasterly direction a distance of 9.17 feet to a point; thence 90º00’ to the left in a Northeasterly direction a distance of 4.30 feet to a point on the face of the newly constructed Building Annex No. 3; thence 90º00’ to the right in a Southeasterly direction along the face of said building a distance of 1.67 feet to a point; thence 90º00’ to the left in a Northeasterly

Exhibit A-1

direction along the face of said building a distance of 27.92 feet to a point; thence 90º00’ to the right in a Southeasterly direction along the face of said building a distance of 39.87 feet to a point; thence 90º00’ to the left in a Northeasterly direction along the face of said building a distance of 95.52 feet to the Point of Beginning.

Containing 51,664 square feet or 1.186 acres.

TOGETHER WITH, a non exclusive easement for pedestrian and vehicular ingress and egress to, upon, over and across the Protective Road, Protective Driveway and Orchid Driveway (as the same are described in the certain Reciprocal Easement Agreement by and between Orchid, L.L.C. and Protective Life Insurance Company dated as of January 19, 1996, and recorded as Instrument #9601/6971 in the Probate Office of Jefferson County, Alabama, as amended and restated by Amended and Restated Reciprocal Easement Agreement dated as of March 16, 2004, and recorded as Instrument #200405/9866, in said Probate Office),  as the same may be modified or relocated.

TOGETHER WITH, (a) a non-exclusive easement for the purpose of pedestrian and vehicular ingress and egress to, on, over and across the Common Driveway; (b) an easement along the Common Access Driveway for the drainage of storm water; and, (c) an easement along the Common Access Driveway and over the Company Tract for installing, operating, and maintaining utility facilities (as the same are described in that certain Reciprocal Easement Agreement by and between Protective Life Insurance Company and Wachovia Capital Investments, Inc. dated as of the 1st day of February, 2000, and recorded as Instrument #200004/0950, in the Probate Office of Jefferson County, Alabama, as amended by First Amendment to Reciprocal Easement Agreement dated as of September 1, 2004 and recorded as Instrument #200413/6654, in said Probate Office).

PARKING DECK PARCEL

Acreage situated in the SW 1/4 of the SE 1/4 of Section 8, Township 18 South, Range 2 West, Jefferson County, Alabama, being more particularly described as follows:

Commence at the Northwesterly corner of Lot 10-A, Parkway Subdivision, as recorded in Map Book 88, Page 38 in the office of the Judge of Probate of Jefferson County, Alabama, said point lying on the Southwesterly Right-of-Way line of Cahaba Road (Old U.S. Highway No. 280), said point also lying on the East line of the SW 1/4 of the SE 1/4 of Section 8, Township 18 South, Range 2 West; thence run in a Southerly direction along the Westerly line of said Lot 10-A and the East line of said 1/4-1/4 section a distance of 291.49 feet to a point; thence 55º35’25” to the right in a Southwesterly direction a distance of 328.53 feet to a point; thence 87º34’08” to the right in a Northwesterly direction a distance of 2.20 feet to a point; thence 52º23’58” to the left in a Westerly direction a distance of 310.55 feet to a point; thence 90º00’ to the right in a Northerly direction a distance of 111.28 feet to a point on the face of the newly constructed parking deck, said point being the POINT OF BEGINNING of the parcel herein described; thence 34º26’54’ to the right in a Northeasterly direction along the face of said parking deck a distance of 200.87 feet to a point; thence 90º00’ to the left in a Northwesterly direction along the face of said parking deck a distance of 3.99 feet to a point; thence 90º00’ to the right in a Northeasterly direction along the face of said parking deck a distance of 13.22 feet to a point;

Exhibit A-2

thence 90º00’ to the left in a Northwesterly direction along the face of said parking deck a distance of 12.98 feet to a point; thence 90º00’ to the right in a Northeasterly direction along the face of said parking deck a distance of 4.00 feet to a point; thence 90º00’ to the left in a Northwesterly direction along the face of said parking deck a distance of 274.49 feet to a point; thence 90º00’ to the left in a Southwesterly direction along the face of said parking deck a distance of 4.06 feet to a point; thence 90º00’ to the right in a Northwesterly direction along the face of said parking deck a distance of 13.00 feet to a point; thence 90º00’ to the left in a Southwesterly direction along the face of said parking deck a distance of 13.02 feet to a point; thence 90º00’ to the right in a Northwesterly direction along the face of said parking deck a distance of 3.89 feet to a point; thence 90º00’ to the left in a Southwesterly direction along the face of said parking deck a distance of 200.93 feet to a point; thence 90º00’ to the left in a Southeasterly direction along the face of said parking deck a distance of 3.91 feet to a point; thence 90º00’ to the right in a Southwesterly direction along the face of said parking deck and its extension a distance of 16.06 feet to a point along the roof overhang line of the newly constructed pedestrian bridge; thence 90º00’ to the right in a Northwesterly direction along said roof overhang line a distance of 95.00 feet to a point on the face of the existing parking deck; thence 90º00’ to the left in a Southwesterly direction along the face of the existing parking deck a distance of 15.94 feet to a point along the roof overhang line of the newly constructed pedestrian bridge; thence 90º00’ to the left in a Southeasterly direction along said roof overhang line a distance of 107.90 feet to a point on the face of the newly constructed parking deck; thence 90º00’ to the right in a Southwesterly direction along the face of said parking deck a distance of 6.79 feet to a point; thence 90º00’ to the left in a Southeasterly direction along the face of said parking deck a distance of 28.64 feet to a point; thence 90º00’ to the left in a Northeasterly direction along the face of said parking deck a distance of 21.62 feet to a point; thence 90º00’ to the right in a Southeasterly direction along the face of said parking deck a distance of 245.90 feet to a point; thence 90º00’ to the left in a Northeasterly direction along the face of said parking deck a distance of 3.90 feet to a point; thence 90º00’ to the right in a Southeasterly direction along the face of said parking deck a distance of 13.02 feet to a point; thence 90º00’ to the left in a Northeasterly direction along the face of said parking deck a distance of 13.19 feet to a point; thence 90º00’ to the right in a Southeasterly direction along the face of said parking deck a distance of 3.98 feet to the Point of Beginning.

Containing 74,417 square feet or 1.708 acres.

TOGETHER WITH, a non exclusive easement for pedestrian and vehicular ingress and egress to, upon, over and across the Protective Road, Protective Driveway and Orchid Driveway (as the same are described in the certain Reciprocal Easement Agreement by and between Orchid, L.L.C. and Protective Life Insurance Company dated as of January 19, 1996, and recorded as Instrument #9601/6971 in the Probate Office of Jefferson County, Alabama, as amended and restated by Amended and Restated Reciprocal Easement Agreement dated as of March 16, 2004, and recorded as Instrument #200405/9866, in said Probate Office),  as the same may be modified or relocated.

TOGETHER WITH, (a) a non-exclusive easement for the purpose of pedestrian and vehicular ingress and egress to, on, over and across the Common Driveway; (b) an easement along the Common Access Driveway for the drainage of storm water; and, (c) an easement along the Common Access Driveway and over the Company Tract for installing, operating, and

Exhibit A-3

maintaining utility facilities (as the same are described in that certain Reciprocal Easement Agreement by and between Protective Life Insurance Company and Wachovia Capital Investments, Inc. dated as of the 1st day of February, 2000, and recorded as Instrument #200004/0950, in the Probate Office of Jefferson County, Alabama, as amended by First Amendment to Reciprocal Easement Agreement dated as of September 1, 2004 and recorded as Instrument #200413/6654, in said Probate Office).

Exhibit A-4

SCHEDULE 14

INSURANCE REQUIREMENTS

The Lessee will provide, or cause to be provided, insurance in accordance with the terms of this Schedule, which insurance shall be placed and maintained with Permitted Insurers.  As to each of the building annex and parking deck portions of the Facility, until the issuance of a certificate of occupancy as to such portion, such insurance may be provided through the general contractor’s builder’s risk and liability coverage.

1.                                      Insurance Coverages and Limits

At all times subsequent to the Lease Commencement Date, the Lessee shall provide, or cause to be provided, the following property and liability coverages with respect to the Facility (may include deductible amounts for the account of the Lessee or its Affiliates, as the case may be, not to exceed $25,000 in the aggregate for all such coverages):

(a)                                 all-risk property coverage, with limits of coverage at least equal to the replacement cost (which limits shall be not less than $70,000,000 for the Facility), which insurance coverage may, at the Lessee’s option, be included under any “blanket” policy maintained by the Lessee so long as such “blanket” policy provides for all-risk property coverage with respect to the Facility and any other Property covered thereby, with limits of coverage at least equal to the aggregate replacement cost of the Facility (provided, however, that such insurance, in either case, shall provide for replacement cost coverage, provided that the insured property is replaced, and, provided further, that the insurance shall not have the effect of causing the Lessee or any of its Affiliates to be deemed a co-insurer), with respect to the Lessee and any Affiliate of the Lessee providing services with respect to the Facility, or if the Lessee elects to effect the coverage required by this Paragraph under a “blanket” policy, the Lessee and its Affiliates insured thereby, such insurance to include, coverage for (x) floods (if required by applicable law or regulation), windstorms, hurricanes, tornados, collapse and other perils (including debris removal and cleanup) and such insurance to cover equipment separated from the Facility, transit of equipment and consumables to and from the Site, labor claims, in each case with respect to the Facility, and such insurance to include coverage for all other risks and occurrences customarily included under all-risk policies available with respect to Property similar in installation, location and operation to the Facility (or the Facility and all other Property insured thereby if all are covered under a “blanket” policy), and (y) “boiler and machinery” property damage insurance on a comprehensive basis with respect to damage to the machinery, plants, equipment or similar apparatus (including production machinery) included in the Facility (or the Facility and all other Property insured thereby if all are covered under a “blanket” policy), from risks and in amounts normally insured against under machinery policies.

(b)                                 (i)                                     statutory workers’ compensation and occupational disease insurance in accordance with applicable state and federal law, and employer’s liability insurance with primary and excess coverage limits of not less than $1,000,000;

(ii)                                  commercial general liability insurance covering operations of the Lessee, contractual liability coverage, contingent liability coverage arising out of the operations of the Facility, cross-liabilities coverage, sudden and accidental seepage and pollution coverage,

Schedule 14-1

and other coverage for hazards customarily insured with respect to Property similar in construction, location, occupancy and operation to the Facility, with limits complying with the underlying requirements of the excess liability policy described in Paragraph (a)(ii)(3);

(iii)                               excess commercial liability insurance in excess of the liability policies described in Paragraphs (1)(b)(i) and (ii) to bring to limits of not less than $1,000,000 for each occurrence and in the aggregate per year with respect to the Lessee and its Affiliates.

2.                                      Insurance Endorsements.  Any insurance carried in accordance herewith shall, except as hereinafter permitted, provide or be endorsed to provide that:

(a)                                 the Lessor, as its interests may appear, shall be included as an additional insured or named as loss payee but only with respects coverages required by Paragraphs (a)(i), with the understanding that any obligation imposed upon the insured (including, without limitation, the liability to pay premiums) under any policy required by this Schedule shall be the obligation of the Lessee and its Affiliates) and not that of the Lessor;

(b)                                 as to all policies of property insurance, a non-contributory clause or endorsement to the effect that any loss shall be payable in accordance with the terms of such policy notwithstanding any act or negligence of the Lessee or its Affiliates which might otherwise result in forfeiture of or denial of coverage with respect to such insurance;

(c)                                  the insurer thereunder waives all rights of subrogation against the Lessor;

(d)                                 such insurance shall be primary without right of contribution of any other insurance carried by or on behalf of the Lessor with respect to its interests in the Facility; and

(e)                                  if such insurance is cancelled for any reason whatsoever (including, without limitation, nonpayment of premium) or any material change is made in the coverage that affects the interests of the Lessor, such cancellation or change shall not be effective as to the Lessor for 10 days for nonpayment of premiums and otherwise for 45 days, in both cases after receipt by the Lessor (at the address provided pursuant to Section 22 of the Lease) of written notice sent by certified mail from such insurer of such cancellation or change.

3.                                      Adjustment of Property Losses.  After the occurrence and during the continuation of a Cancellation Event or Termination Event, the loss, if any, under any property insurance covering the Facility required to be carried by this Schedule shall be adjusted with the insurance companies or otherwise collected, including, without limitation, the filing of appropriate proceedings, by the Lessee in consultation with the Lessor.

4.                                      Evidence of Insurance.  Upon request, the Lessee will furnish the Lessor evidence of such insurance relating to the Facility.

5.                                      Additional Insurance by the Lessor or the Lessee.  Nothing in this Schedule shall prohibit the Lessor or the Lessee, as their respective interests may appear, from maintaining for their own account, at the expense of the Person purchasing such insurance, additional insurance on or with respect to the Facility, or any part thereof, with coverage exceeding that

Schedule 14-2

otherwise required under this Schedule, unless such insurance would conflict with or limit the insurance otherwise required under this Schedule.

Schedule 14-3